EXHIBIT 2.1                                                       Execution Copy
                                                                  --------------



================================================================================




                      REORGANIZATION AND MERGER AGREEMENT

                           DATED AS OF JULY 26, 1999


                                 BY AND AMONG


                   THE SURFACE MOUNT TECHNOLOGY CENTRE INC.

                              HTM HOLDINGS, INC.

                               SMTC CORPORATION

                           EMSICON INVESTMENTS, LLC

                           J&L SMTC INVESTMENTS, LLC

                     THE WARRANTHOLDERS LISTED HEREIN, AND

                        THE STOCKHOLDERS LISTED HEREIN





================================================================================

                               TABLE OF CONTENTS

ARTICLE I REORGANIZATION AND MERGER...........................................................     2
      1.1.   The Reorganization...............................................................     2
      1.2.   Financing and Merger.............................................................     3
      1.3.   SMTC Borrowing...................................................................     3
      1.4.   HTM Borrowing....................................................................     4
      1.5.   Additional Equity Investments....................................................     4
      1.6.   SMTC Purchases for Cancellation..................................................     4
      1.7.   Issuance of Exchangeable Shares and Class Y Shares...............................     4
      1.8.   Merger and Additional Equity Investment..........................................     4
      1.9.   Treatment of HTM Convertible Securities..........................................     5
      1.10.  Drop Down of SMTC Subsidiaries...................................................     5
      1.11.  Payments.........................................................................     5
      1.12.  Dissenting Shares................................................................     6

ARTICLE II THE CLOSING........................................................................     6
      2.1.   Reorganization Closing...........................................................     6
      2.2.   Financing Closing................................................................     6

ARTICLE III REPRESENTATIONS AND WARRANTIES....................................................     7
      3.1.   Representations and Warranties of HTM and SMTC...................................     7
      3.2.   Several Representations and Warranties of the Stockholders.......................    22

ARTICLE IV COVENANTS..........................................................................    25
      4.1.   Consummation of Recapitalization.................................................    25
      4.2.   Waiver of Rights and Termination of Shareholder Agreements.......................    25
      4.3.   Termination of Certain Agreements................................................    25
      4.4.   Access to Information............................................................    25
      4.5.   Operation of Business............................................................    26
      4.6.   Efforts to Consummate; Cooperation...............................................    27
      4.7.   Non-Competition..................................................................    27
      4.8.   Remittance of Withholding Tax and ITA Section 116 Certificate....................    27
      4.9.   Stockholder Consent..............................................................    28
     4.10.   Tax Reporting and Elections......................................................    28

ARTICLE V CONDITIONS OF CLOSING...............................................................    29
      5.1.   General Conditions...............................................................    29
      5.2.   Conditions to Obligation of HTM, HTM Stockholders and the Investor...............    29
      5.3.   Conditions to Obligation of SMTC, SMTC Stockholders and the Investor.............    31

ARTICLE VI INDEMNIFICATION....................................................................    33
      6.1.   Indemnification..................................................................    33
      6.2.   Monetary Limitations.............................................................    35
      6.3.   Calculation of Losses............................................................    35
      6.4.   Small Claims Threshold...........................................................    36
      6.6.   Nature and Survival; Time Limits.................................................    42
      6.7.   Limitation on Remedies...........................................................    42
      6.8.   Third Party Claims...............................................................    42
      6.9.   Non-Circularity..................................................................    43
     6.10.   Beneficiaries....................................................................    44

ARTICLE VII TERMINATION.......................................................................    44
      7.1.   Right of Termination.............................................................    44
      7.2.   Effect of Termination............................................................    45

ARTICLE VIII DEFINITIONS......................................................................    45
      8.1.   Interpretive Provisions; Certain Definitions.....................................    45
      8.2.   Definitions......................................................................    45

ARTICLE IX MISCELLANEOUS......................................................................    52
      9.1.   Expenses.........................................................................    52
      9.2.   Entire Agreement; Amendment......................................................    53
      9.3.   Severability.....................................................................    53
      9.4.   Public Announcement..............................................................    54
      9.5.   Notices..........................................................................    54
      9.6.   Counterparts.....................................................................    56
      9.7.   Governing Law....................................................................    56
      9.8.   Consent to Jurisdiction and Service of Process...................................    57
      9.9.   Binding Agreement; Benefits of Agreement.........................................    58

ANNEXES
-------

I         Owners of SMTC Capital Stock
II        Owners of HTM Capital Stock

SCHEDULES
---------

1.1(c)    Purchase of SMTC Holdings Class A-2 Shares
1.1(d)    Purchase of ExchangeCo Common Shares
1.1(e)    Purchase of SMTC Common Shares
1.1(f)    Purchase for Cancellation of SMTC Class V Voting Shares
1.2(a)    Purchase of SMTC Holdings Class A-2 and Class N Shares

1.2(b)    Purchase of SMTC Holdings Class A-1 and Class L Shares
1.2(c)    Purchase of Additional ExchangeCo Common Shares
1.2(d)    KEGL Sale of SMTC Class C Preferred Shares
1.3(a)    SMTC Borrowings Under Credit Agreement
1.3(b)    Purchase for Cancellation of SMTC Shares
1.4(a)    HTM Borrowings Under Credit Agreement
1.4(b)    Amount of HTM Loan to SMTC Holdings
1.4(d)    Repayment of Intercompany debt to SMTC
1.5(a)    Purchase of Additional ExchangeCo Shares
1.5(b)    Purchase of SMTC Shares by ExchangeCo
1.6       Purchase for Cancellation of SMTC Shares
1.7       Exchange of Classes of SMTC Common Stock
1.8(b)    Purchase of SMTC Holdings Class N Shares
1.9(a)    Option Conversion
1.9(b)    Warrant Conversion
3.1(c)    Consents and Approvals
3.1(d)    No Violations
3.1(e)    Equity Investments
3.1(f)    Capitalization
3.1(g)    Financial Statements
          Annex A - Financial Statements
          Annex B - Consolidated Pro Forma EBITDA
3.1(h)    Absence of Changes
3.1(i)    Agreements
3.1(j)    Litigation
3.1(k)    Real Property
3.1(m)    Intellectual Property
3.1(n)    Benefit Plans; ERISA Matters
3.1(o)    Compliance with Laws
3.1(p)    Labor Matters
3.1(q)    Environmental and Safety Matters
3.1(r)    Tax Matters
3.1(s)    Transactions with Affiliates
3.1(t)    Insurance
3.1(u)    Banking Facilities
3.2(f)    Accredited Investor
4.3       Contracts to be terminated at Closing
5.1       Documents

EXHIBITS
--------

EXHIBIT 1.1(b)    Amended and Restated Charter of SMTC Holdings
EXHIBIT 1.8       Form of Merger Agreement
EXHIBIT 1.9(a)    Form of SMTC (HTM) 1998 Equity Incentive Plan
EXHIBIT 4.1       Form of Recapitalization Agreement
EXHIBIT 4.9(a)    SMTC Stockholders Consent
EXHIBIT 4.9(b)    HTM Stockholders Consent
EXHIBIT 5.1(d)    Funding Assurances

     REORGANIZATION AND MERGER AGREEMENT dated as of July 26, 1999 (the

"Agreement"), among HTM Holdings, Inc., a Delaware corporation ("HTM"), The
----------                                                       ---
Surface Mount Technology Centre Inc., an Ontario corporation ("SMTC"), SMTC
                                                               ----
Corporation, a Delaware corporation ("SMTC Holdings"), EMSIcon Investments, LLC,
                                      -------------
a Delaware limited liability company ("EMSIcon"), each of the persons or
                                       -------
entities identified on the signature pages hereto as a stockholder of SMTC (each, an "SMTC Stockholder" and collectively, the "SMTC Stockholders"), and
           ----------------                         -----------------
each of the persons or entities identified on the signature pages hereto as a stockholder of HTM (each, including EMSIcon, an "HTM Stockholder" and
                                                 ---------------
collectively, the "HTM Stockholders").
                   ----------------

     WHEREAS, the boards of directors of SMTC and SMTC Holdings and the SMTC Stockholders have approved (i) a recapitalization of SMTC (the "Recapitalization"), (ii) the incurrence of senior secured indebtedness, (iii)
 ----------------
the redemption or purchase for cancellation of a portion of the capital stock of SMTC (the "Redemption") and (iv) subject to the terms and conditions set forth
           ----------
in this Agreement, a business combination with HTM (the "SMTC/HTM Combination"
                                                         --------------------
and together with the Recapitalization and the Redemption, collectively, the

"Reorganization");
---------------

     WHEREAS, (i) the board of directors of HTM and the HTM Stockholders have approved the incurrence of senior secured indebtedness and (ii) subject to the terms and conditions set forth in this Agreement, the HTM Stockholders have agreed to enter into the SMTC/HTM Combination; and

     WHEREAS, the parties hereto intend that the merger described in Section 1.8 qualify as a reorganization under the provisions of Section 368(a) of the Code and hereby adopt this Agreement as a plan of reorganization, and the parties hereto intend that the Investor's contribution to SMTC Holdings described in
Section 1.2(b), together with certain acquisitions of SMTC Holdings stock by the parties hereto, qualify as a tax-free exchange within the meaning of Section 351 of the Code;

     NOW, THEREFORE, in consideration of the premises and the mutual representations hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                           REORGANIZATION AND MERGER

REORGANIZATION CLOSING
----------------------

     1.1  The Reorganization.  Upon the terms and subject to the conditions, and
          ------------------
in reliance on the representations, warranties and covenants set forth herein, the following events shall occur on the Reorganization Closing Date in the order presented:

     (a) SMTC will sell to SMTC Holdings 99,000 ordinary shares of SMTC Europe, representing all of the outstanding capital shares of SMTC Europe for its fair market value, $1.00.

     (b) SMTC Holdings shall amend its charter by filing the amended and restated charter attached hereto as Exhibit 1.1(b) and concurrently therewith, shall convert the common shares of SMTC Holdings owned by SMTC into Class S Shares.

     (c) The SMTC Stockholders shall subscribe for Class A-2 Shares in the number and for the respective aggregate subscription prices set forth on
Schedule 1.1(c) across from the name of each such SMTC Stockholder.

     (d) SMTC shall sell to SMTC Holdings, and SMTC Holdings shall purchase, all of the Class S Shares held by SMTC for the aggregate purchase price of Cdn.$16,500,000 which purchase price shall be paid by the issuance of a non-interest bearing demand promissory note.

     (e) SMTC Holdings shall subscribe for common shares in the capital of ExchangeCo in the number and for the subscription price set forth on Schedule 1.1(e).

     (f) SMTC shall issue and sell to ExchangeCo, and ExchangeCo shall purchase, SMTC Common Shares in the number and for the subscription price set forth on
Schedule 1.1(f).

     (g) Each SMTC Stockholder shall sell to SMTC, and SMTC shall purchase for cancellation, the number of SMTC Class V Voting Shares set forth on Schedule 1.1(g) across from the name of such SMTC Stockholder for the respective aggregate purchase price set forth on such Schedule.

FINANCING CLOSING AND MERGER
----------------------------

     1.2  Financing and Merger.  Upon the terms and subject to the conditions,
          --------------------
and in reliance on the representations, warranties and covenants set forth herein, the events described in Sections 1.2 through 1.10 shall occur on the Financing Closing Date in the order presented:

     (a) SMTC Holdings shall issue and sell to each SMTC Stockholder, and each SMTC Stockholder shall purchase, the number of Class A-2 Shares and Class N Shares set forth on Schedule 1.2(a) across from the name of such SMTC Stockholder for the respective aggregate purchase prices set forth on such Schedule. Each Class A-2 Share and Class N Share received by the SMTC Stockholders shall be "SMTC Shares" under the Stockholders Agreement, subject to all of the provisions of the Stockholders Agreement and each SMTC Stockholder shall be an "SMTC Investor" under the Stockholders Agreement entitled to all of the rights and subject to all of the obligations thereunder.

     (b) SMTC Holdings shall issue and sell to the Investor, and the Investor shall purchase, the number of Class A-1 Shares and Class L Shares set forth on
Schedule 1.2(b) for the aggregate purchase price set forth on such Schedule. Each Class A-1 Share and Class L Share purchased by the Investor shall be "HTM Shares" under the Stockholders Agreement, subject to all of the provisions of the Stockholders Agreement and the Investor shall be an "HTM Investor" under the Stockholders Agreement entitled to all of the rights and subject to all of the obligations thereunder.

     (c) ExchangeCo shall issue and sell, and SMTC Holdings shall purchase, the number of common shares of ExchangeCo set forth on Schedule 1.2(c) for the aggregate purchase price set forth on such Schedule.

     (d) KEGL shall sell to ExchangeCo, and ExchangeCo shall purchase, the number of SMTC Class C Preferred Shares set forth on Schedule 1.2(d) for the aggregate purchase price set forth on such Schedule.

     1.3  SMTC Borrowing.
          --------------

     (a) SMTC shall incur indebtedness under the Credit Agreement in the amount set forth on Schedule 1.3(a).

     (b) SMTC shall use the proceeds of the indebtedness incurred pursuant to clause (a) above to redeem from the holders thereof such of its shares as are set forth on Schedule 1.3(b) for the redemption price set forth across from the name of each such holder on such Schedule.

     1.4  HTM Borrowing.
          -------------

     (a) HTM shall incur indebtedness under the Credit Agreement in the amount set forth on Schedule 1.4(a). HTM shall repay the bank indebtedness and the subordinated notes of HTM.

     (b) HTM shall lend SMTC Holdings the amount set forth on Schedule 1.4(b) in consideration of the issuance by SMTC Holdings of a non-interest bearing promissory note.

     (c) SMTC Holdings shall make a capital contribution to each of The SMT Centre Inc., a California corporation, The SMT Centre of Texas Inc., a Texas corporation, The SMT Centre S.E. Inc., a North Carolina corporation, and SMTC Europe (the "SMTC Subsidiaries") in the amounts equal to each such SMTC
             -----------------
Subsidiary's indebtedness to SMTC. The SMTC Subsidiaries shall repay the bank indebtedness of the SMTC Subsidiaries.

     (d) SMTC Holdings and each of the SMTC Subsidiaries will repay its existing indebtedness to SMTC in the amounts set forth on Schedule 1.4(d). SMTC shall repay the bank indebtedness of SMTC.

     1.5  Additional Equity Investments.
          -----------------------------

     (a) ExchangeCo shall issue and sell, and SMTC Holdings shall purchase, common shares for the aggregate purchase price set forth on Schedule 1.5(a).

     (b) SMTC shall issue and sell, and ExchangeCo shall purchase, SMTC Common Shares for the aggregate purchase price set forth on Schedule 1.5(b).

     1.6  SMTC Purchases for Cancellation.   Each SMTC Stockholder shall sell,
          -------------------------------
and SMTC shall purchase for cancellation, the number and class of shares of its capital stock set forth on Schedule 1.6(a) across from the name of such SMTC Stockholder for the respective purchase prices set forth on such Schedule.

     1.7  Issuance of Exchangeable Shares and Class Y Shares.  Each of the SMTC
          --------------------------------------------------
Stockholders will exchange his or its remaining SMTC Class D Non-Voting Common Shares or SMTC Class E Non-Voting Common Shares, as the case may be, for the number and class of SMTC capital shares set forth on Schedule 1.7.

     1.8  Merger and Additional Equity Investment.
          ---------------------------------------

     (a) MergerSub will merge with and into HTM pursuant to, and for the merger consideration set forth in, a merger agreement (the "Merger Agreement") attached
                                                     ----------------
hereto as Exhibit 1.8. Each Class A-1 Share and Class L Share received by the HTM Stockholders shall be "HTM Shares" under the Stockholders Agreement, subject to all of the provisions of the

Stockholders Agreement and each HTM Stockholder shall be an "HTM Investor" under the Stockholders Agreement entitled to all of the rights and subject to all of the obligations thereunder.

     (b) At the Effective Time, SMTC Holdings shall issue and sell to each SMTC Stockholder, and each SMTC Stockholder shall purchase, the number of Class N Shares set forth on Schedule 1.8(b) across from the name of such SMTC Stockholder for the respective aggregate purchase prices set forth on such Schedule. Each Class N Share received by the SMTC Stockholders shall be "SMTC Shares" under the Stockholders Agreement, subject to all of the provisions of the Stockholders Agreement and each SMTC Stockholder shall be an "SMTC Investor" under the Stockholders Agreement entitled to all of the rights and subject to all of the obligations thereunder.

     1.9  Treatment of HTM Convertible Securities.
          ---------------------------------------

     (a) SMTC Holdings will adopt an option plan substantially in the form attached hereto as Exhibit 1.9(a) (the "Equity Incentive Plan"). At the
                                        ---------------------
Effective Time, pursuant to option agreements between SMTC Holdings and each of the option holders of HTM (the "Option Agreements"), each outstanding option
                                -----------------
agreement to purchase shares of HTM Common Stock will be converted into an option to purchase the number of Class A-1 Shares and Class L Shares set forth on Schedule 1.9(a) across from the name of each such option holder of HTM for the aggregate exercise price for all Class A-1 Shares and the aggregate exercise price for all Class L Shares set forth on Schedule 1.9(a) across from the name of such option holder of HTM.

     (b) At the Effective Time, pursuant to warrant agreements between SMTC Holdings and each of the warrant holders of HTM (the "Warrant Agreements"), each
                                                      ------------------
outstanding warrant to purchase shares of HTM Common Stock will be converted into a warrant to purchase the number of Class A-1 Shares and Class L Shares set forth on Schedule 1.9(b) across from the name of such warrant holder, on the same terms and conditions as the existing HTM warrant, except that the aggregate exercise price for all Class A-1 Shares and the aggregate exercise price for all Class L Shares will be as set forth on Schedule 1.9(b) across from the name of such warrant holder.

     (c) Subscription by J&L SMTC Investments, LLC. SMTC Holdings shall issue to J&L SMTC Investments LLC, a Delaware limited liability company, 31,250 Class A-1 Shares.

     1.10  Drop Down of SMTC Subsidiaries.  SMTC Holdings will contribute to HTM
           ------------------------------
all of the outstanding capital stock of the SMTC Subsidiaries.

     1.11 Payments.  Unless otherwise indicated, all purchases of capital stock
          --------
of SMTC Holdings or its subsidiaries shall be for cash and shall be payable by wire transfer of immediately available funds.

     1.12 Dissenting Shares.  Notwithstanding any provision of this Agreement to
          -----------------
the contrary, any shares of HTM Common that are outstanding immediately prior to the Effective Time and which are held by the HTM Stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with
Section 262 of the General Corporation Law (collectively, the "Dissenting
                                                               ----------
Shares") shall not be converted into or represent the right to receive Class A-1
------
Shares or Class L Shares. Such stockholders shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Class A-1 Shares and Class L Shares described in the Merger Agreement without any interest thereon, upon surrender of the certificate or certificates that formerly evidenced such shares.


                                  ARTICLE II

                                  THE CLOSING

     2.1  Reorganization Closing.  The closing of the transactions set forth in
          ----------------------
Section 1.1 (the "Reorganization Closing") shall take place at the offices of
                  ----------------------
Ropes & Gray, 885 Third Avenue, New York, New York, or at such other place as shall be mutually agreeable to the parties hereto, on or prior to July 28, 1999, or if, despite all commercially reasonable efforts of the parties hereto, the conditions to the Reorganization Closing set forth herein have not been satisfied by such date, as soon as possible thereafter (the day of the Reorganization Closing, the "Reorganization Closing Date").
                             ---------------------------

     2.2  Financing Closing.  The closing of the transactions set forth in
          -----------------
Sections 1.2 through 1.11 (the "Financing Closing") shall take place at the
                                -----------------
offices of Ropes & Gray, 885 Third Avenue, New York, New York, or at such other place as shall be mutually agreeable to the parties hereto, two business days after the Reorganization Closing Date, subject only to satisfaction of the conditions set forth in Sections 5.1(c) and 5.1(d), or if, despite all commercially reasonable efforts of the parties hereto, the conditions set forth in Sections 5.1(c) and 5.1(d) are not satisfied on such date, as soon as possible thereafter (the day of the Financing Closing, the "Financing Closing
                                                            -----------------
Date").
----

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     3.1  Representations and Warranties of HTM and SMTC.
          ----------------------------------------------

     As an inducement to enter into this Agreement and the other Documents to which they are parties and to consummate the transactions contemplated hereby and thereby, SMTC (in such capacity, together with its subsidiaries, a "Representing Party") hereby represents and warrants to HTM, the HTM
-------------------
Stockholders and the Investor (in such capacity, collectively, a "Relying
                                                                  -------
Party") as to the matters set forth in this Section 3.1.

     As an inducement to enter into this Agreement and the other Documents to which they are parties and to consummate the transactions contemplated hereby and thereby, HTM (in such capacity, together with its subsidiaries, a "Representing Party") hereby represents and warrants to SMTC, the SMTC
-------------------
Stockholders and the Investor (in such capacity, collectively, a "Relying
                                                                  -------
Party") as to the matters set forth in this Section 3.1.


     Each reference to a "Schedule" with respect to HTM as the Representing Party shall mean the disclosure schedules of HTM (the "HTM Disclosure
                                                       --------------
Schedules") and each reference to a "Schedule" with respect to SMTC as the Representing Party shall mean the disclosure schedules of SMTC (the "SMTC
                                                                     ----
Disclosure Schedules").
--------------------

     (a)  Organization, Good Standing, Qualification and Power. The Representing
          ----------------------------------------------------
Party is a corporation duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own its properties and to carry on its business as presently conducted. The Representing Party has delivered to the Relying Party correct and complete copies of the Representing Party's Charter and By-Laws, as in effect on the date hereof. The Representing Party is qualified to do business as a foreign corporation in all jurisdictions where failure to so qualify would, individually or in the aggregate, constitute a Material Adverse Effect.

     (b)  Power and Authority.  The Representing Party has all requisite power
          -------------------
and authority to enter into this Agreement and the other Documents to which it is a party and to assume and perform fully its obligations hereunder and thereunder. Each of the Documents to which the Representing Party is or will be a party is or will be a valid and binding obligation of the Representing Party enforceable against the Representing Party in accordance with the terms of each Document.

     (c)  Consents and Approvals.  Except as set forth on Schedule 3.1(c), no
          ----------------------
filings with, notices to, or approvals of any Governmental Authority are required to be obtained or made by the Representing Party in connection with the consummation of the transactions contemplated hereby.

     (d)  No Violations.  The execution and delivery of this Agreement and the
          -------------
Recapitalization Agreement and the performance by the Representing Party of its obligations hereunder and thereunder (i) do not and will not conflict with or violate any provision of the Charter or By-Laws of the Representing Party and
(ii) except as set forth on Schedule 3.1(d) or except for such of the following as, individually or in the aggregate, would not constitute a Material Adverse Effect, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Encumbrance upon the capital stock or assets of the Representing Party pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or
(f) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority or other third party pursuant to, any law, statute, rule or regulation or any agreement, instrument, order, judgment or decree to which the Representing Party is subject or by which any of its assets are bound.

     (e)  Equity Investments.  Except as otherwise set forth on Schedule 3.1(e),
          ------------------
the Representing Party does not have any subsidiaries and does not, directly or indirectly, own or have the right to acquire any capital stock of, or other ownership interest in, any Person. The Representing Party owns, either directly or through one or more subsidiaries, 100% of the capital stock of each of its subsidiaries, free and clear of any Encumbrances (except for Permitted Encumbrances and those Encumbrances listed on Schedule 3.1(e)) and there are no outstanding options, warrants, rights, calls, agreements, convertible securities or other commitments or rights to purchase or acquire any unissued stock or other securities from any such subsidiary (including securities held in treasury) and no other securities of any such subsidiary are reserved for any purpose nor are there any contracts, commitments, voting trusts, proxies (coupled with an interest or otherwise) agreements, understandings, arrangements or restrictions to which, directly or indirectly, the Representing Party or any of its subsidiaries is a party which relate to the capital stock of any such subsidiary.

     (f)  Capitalization
          --------------

          (i) SMTC represents and warrants that:

               (A) at the date of this Agreement, the authorized capital stock of SMTC consists of: (1) an unlimited number of common shares ("SMTC
                                                                           ----
          Common Shares"), of which 1,526,390 shares are issued and outstanding,
          -------------
          (2) an unlimited number of class A common shares ("SMTC Class A
                                                             ------------
          Shares") of which none are issued and outstanding, (3) an unlimited number of class B common shares ("SMTC Class B Shares") of which none
                                            -------------------
          are issued and outstanding, (4) an unlimited number of class C shares ("SMTC Class C Shares") of which none are issued and outstanding, (5)
            -------------------
          an unlimited number of class D shares ("SMTC Class D Shares") of which
                                                  -------------------
          390,278 shares are issued and outstanding and (6) an unlimited number of class E shares of which none are issued and outstanding ("SMTC Class E Shares" and collectively
                                       -------------------
          with the SMTC Common Shares, SMTC Class A Shares, SMTC Class B Shares, SMTC Class C Shares, and the SMTC Class D Shares, the "SMTC Common
                                                                 -----------
          Stock");
          -----

               (B) at the date of this Agreement, the 1,526,390 SMTC Common Shares, and 390,278 SMTC Class D Shares which are issued and outstanding (the "Issued SMTC Stock"), are fully paid and
                            -----------------
          nonassessable, and are owned by the SMTC Stockholders (beneficially and of record) as set forth on Annex I, free and clear of all Encumbrances, except as set forth on Schedule 3.1(f). Other than the Issued SMTC Stock, SMTC has no outstanding capital stock and, except as set forth on Schedule 3.1(f), there are no outstanding options, warrants or similar rights to acquire, or any securities convertible into or exchangeable for, any capital stock of SMTC. There are no outstanding stock appreciation rights, "phantom stock" or similar arrangements with respect to SMTC;

               (C) at the date of this Agreement, the authorized capital stock of SMTC Holdings consists of 10,000 common shares, no par value, of which 1,000 shares are issued and outstanding (the "SMTC Holdings
                                                              -------------
          Common Shares");
          -------------

               (D) at the date of this Agreement, the 1,000 SMTC Holdings Common Shares which are issued and outstanding (the "Issued SMTC
                                                               -----------
          Holdings Stock") are fully paid and nonassessable, and are owned by
          --------------
          SMTC (beneficially and of record), free and clear of all Encumbrances, except as set forth on Schedule 3.1(f). Other than the Issued SMTC Holdings Stock, SMTC Holdings has no outstanding capital stock and there are no outstanding options, warrants or similar rights to acquire, or any securities convertible into or exchangeable for, any capital stock of SMTC Holdings. There are no outstanding stock appreciation rights, "phantom stock" or similar arrangements with respect to SMTC Holdings;

               (E) at the date of this Agreement the paid-up capital (as that term is defined for the purposes of the Income Tax Act (Canada)) of the SMTC Common Shares is not less than Cdn.$3,982,398 and the paid-up capital of the SMTC Class D Shares is not less than Cdn.$1,018,301;

               (F) at the date of this Agreement the adjusted cost base (as the term is defined for purposes of the Income Tax Act (Canada)) of the SMTC Holdings Common Shares is not less than Cdn.$8.8 million.

          (ii) HTM represents and warrants that:

               (A) at the date of this Agreement the authorized capital stock of HTM consists of: (1) 10,000,000 shares of common stock, par value $.001 per share ("HTM Common"), of which 1,946,404 shares are issued
                            ----------
          and outstanding, 384,619 shares are reserved for issuance to the Persons listed on Schedule 1.9(b) pursuant to warrants and 122,685 shares are reserved for issuance to the Persons listed on Schedule 1.9(a) pursuant to options granted under the HTM Holdings 1998 Stock Option Plan and (2) 450,000 shares of preferred stock, par value $.001 per share ("HTM Preferred" and together with the HTM Common, the "HTM
                      -------------                                         ---
          Capital Stock") of which none are issued and outstanding; and
          -------------

               (B) at the date of this Agreement, the 1,946,404 shares of HTM Common which are issued and outstanding (the "Issued HTM Stock"), are
                                                        ----------------
          fully paid and nonassessable, and are owned by the HTM Stockholders (beneficially and of record) as set forth on Schedule 1.9(a), free and clear of all Encumbrances. Other than the Issued HTM Stock, HTM has no outstanding capital stock and, except as listed on Schedule 1.9(a), there are no outstanding options, warrants or similar rights to acquire, or any securities convertible into or exchangeable for, any capital stock of HTM. There are no outstanding stock appreciation rights, "phantom stock" or similar arrangements with respect to HTM.

     (g)  Financial Statements.
          --------------------

          (i) Annex A to Schedule 3.1(g) contains complete and accurate copies of (A) the audited consolidated balance sheet of the Representing Party as of the Audited Balance Sheet Date (the "Audited Balance Sheet") and the
                                             ---------------------
     related audited consolidated statements of income and cash flows for the year then ended (together with the Audited Balance Sheet, the "Audited
                                                                    -------
     Financial Statements"), together with the report thereon of the
     --------------------
     Representing Party's independent certified public accountants or chartered accountants, as the case may be, and (B) the unaudited consolidated balance sheet of the Representing Party as of the Interim Balance Sheet Date (the

     "Interim Balance Sheet") and the related unaudited statements of income and
     ----------------------
     cash flows for the period from but excluding the Audited Balance Sheet Date through and including the Interim Balance Sheet Date (together with the Interim Balance Sheet, the "Interim Financial Statements," and together
                                 ----------------------------
     with the Audited Financial Statements, collectively, the "Financial
                                                               ---------
     Statements").
     ----------

          (ii) Except as set forth on Schedule 3.1(g), the Representing Party's Financial Statements (A) were prepared in accordance with the books and records of the Representing Party, (B) fairly present, in all material respects, the financial position of the Representing Party at and as of the dates indicated and the results of operations of the Representing Party for the periods indicated (subject, in the case of the Interim Financial Statements, to normal period-end adjustments which will not, in the aggregate, be material and to the lack of footnotes) and
     (C) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject, in the case of Interim Financial Statements, to normal period-end adjustments which will not, in the aggregate, be material and to the lack of footnotes.

          (iii) Annex B of Schedule 3.1(g) contains the Consolidated Pro Forma EBITDA of the Representing Party for the 12 months ended on March 31, 1999 after giving pro forma effect to the recapitalization of HTM as if such recapitalization occurred on the first day of such period.

     (h)  Absence of Changes.  Since the Audited Balance Sheet Date there has
          ------------------
been no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect on the Representing Party. Further, since the Audited Balance Sheet Date, the business of the Representing Party has been operated in the Ordinary Course of Business and, except as set forth on Schedule 3.1(h), there has been no (i) deviation from historical methods of accounting, including any change in accounting practices concerning slow selling inventory, or material deviations from other practices in connection with the maintenance of the Representing Party's books and records, (ii) damage, destruction or loss which is not fully covered by insurance and which has had or can reasonably be expected to have a Material Adverse Effect on the Representing Party, (iii) declaration or payment of any dividend or other distribution on or with respect to the shares of capital stock of the Representing Party, or any direct or indirect redemption, purchase or other acquisition of any of such shares, (iv) increase in or prepayment of compensation payable or to become payable by the Representing Party to any of its senior executives, or the making of any bonus payment or similar arrangement to or with any of them, except in the Ordinary Course of Business or pursuant to any of the Documents, (v) cancellation of material indebtedness due to the Representing Party from others (other than the write-off of accounts receivable in the Ordinary Course of Business), (vi) material change in the manner in which the Representing Party extends discounts or credits to customers, (vii) material change in the manner in which the Representing Party markets inventory, (viii) sale, transfer or other disposition of a material portion of the assets of the Representing Party, except in the Ordinary Course of Business and for fair value, or scrapping of a material portion of the assets of the Representing Party as obsolete, (ix) binding commitments for capital expenditures of the Representing Party in excess of $300,000 in the aggregate or (x) change in the Representing Party's policies with respect to the payment of accounts payable or other current liabilities and the collection of accounts receivable, including any acceleration or deferral of the payment or collection thereof, as applicable.

     (i)  Agreements.   Schedule 3.1(i) sets forth an accurate and complete list
          -----------
of each contract or agreement, whether written or oral (including any and all amendments thereto) to which the Representing Party is a party or by which the Representing Party is bound (each such contract or agreement, a "Material Contract," and collectively, the
                               -----------------
"Material Contracts") and which:
-------------------

          (i) relates to Indebtedness including a letter of credit or similar arrangement issued for the account or benefit of the Representing Party or a guarantee of any Indebtedness for any other Person;

          (ii) relates to the purchase, maintenance or acquisition, or sale or furnishing of materials, supplies, merchandise, machinery, equipment, parts or any other property or services (excluding any such contract made in the Ordinary Course of Business of the Representing Party and which is expected to be fully performed within twelve months of the date hereof or which involves revenues or expenditures of less than $300,000);

          (iii) is a collective bargaining agreement or contract with any labor union;

          (iv) prohibits or restricts the Representing Party from competing with any business, or obligates the Representing Party to conduct any business with only certain parties, or otherwise restrains or prevents the Representing Party from carrying on any lawful business in any geographic area;

          (v) relates to the use and protection of confidential information and Intellectual Property of the Representing Party's customers and end-users;

          (vi) relates to employment, compensation, severance or consulting between the Representing Party and any of its respective officers, directors, employees or consultants who are entitled to compensation thereunder (including any profit-sharing, bonus, stock option, pension, retirement, savings, stock purchase, stock appreciation, hospitalization insurance or similar plan or agreement, formal or informal, providing benefits to any current or former officers, directors, employees or consultants);

          (vii) is a purchase agreement, conditional sales agreement, occupancy agreement, license, lease or sublease for real property, which in the case of a license, lease or sublease has a term of more than twelve months and involves annual payments in excess of $300,000;

          (viii) is a lease, sublease or other title retention agreement or conditional sales agreement involving payments in the aggregate in excess of $300,000 for any machinery, equipment, vehicle or other tangible personal property (whether the Representing Party is a lessor or lessee);

          (ix) is a contract for capital expenditures or the acquisition or construction of fixed assets involving payments in excess of $300,000; or

          (x) is a joint venture or partnership contract or other contract involving the sharing of profits, losses, costs or liabilities.

     Except as specifically set forth on Schedule 3.1(i), (A) all of the Material Contracts are in full force and effect and enforceable in all material respects by the Representing Party in accordance with their terms except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity, (B) the Representing Party is not in material breach of or default under (and no event has occurred which with notice or the passage of time or both would constitute a material breach or default under) any Material Contract listed and (C) the Representing Party has not given nor, to the Representing Party's knowledge, has it received from any other Person, any notice or other communication regarding any material breach of, or default under, any Material Contract which has not been cured or waived.

     (j)  Litigation. Except as set forth on Schedule 3.1(j), there is no
          ----------
action, suit, claim, audit, investigation or legal, administrative or arbitration proceeding pending or, to the Representing Party's knowledge, threatened against the Representing Party, whether at law or in equity, whether civil or criminal in nature and whether before or by any Governmental Authority, excluding workers compensation claims incurred in the Ordinary Course of Business. Except as set forth on Schedule 3.1(j), there are no judgments, decrees, injunctions or orders of any Governmental Authority binding upon the Representing Party. The Representing Party is not in default under any judgment, decree, injunction or order.

     (k)  Real Property.
          -------------

          (i) The Representing Party does not own, directly or indirectly, any real property or any improvements thereon.

          (ii) Set forth on Schedule 3.1(k) is a list of all real property leased (the "Leased Real Property") by the Representing Party, the date of
                  --------------------
     each lease agreement and any amendments thereto or modifications thereof (whether written or oral) (collectively, the "Leases") and whether there is
                                                   ------
     any requirement to obtain the consent of any Person under each Lease to the transactions contemplated by this Agreement (including the placement of Encumbrances on such Lease or the property subject thereto). Each of the Leases is legal, valid and binding in all material respects, as between the Representing Party and the other party or parties thereto, and the Representing Party is a tenant or possessor in good standing thereunder, free of any material default or breach and quietly enjoys the premises provided for therein.

          (iii) Except as set forth on Schedule 3.1(k), the Representing Party does not own or hold and is not obligated under or a party to any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any parcel of Leased Real Property or any portion thereof or interest therein. The Representing Party is not a lessor, sublessor or grantor under any contract granting to another Person any right to the possession, use, occupancy or enjoyment of any parcel of Leased Real Property.

     (l)  Title to Assets, Properties and Rights and Related Matters. The
          ----------------------------------------------------------
Representing Party has marketable title to all the properties, interests in properties and assets, real, personal or mixed, reflected as being owned on the Audited Balance Sheet by the Representing Party (except for those sold or otherwise disposed of in the Ordinary Course of Business since the Audited Balance Sheet Date), and to those acquired by the Representing Party after the Audited Balance Sheet Date and not sold or otherwise disposed of since their acquisition, free and clear of all Encumbrances of any kind or character, except Permitted Encumbrances.

     (m)  Intellectual Property. Part A of Schedule 3.1(m) sets forth an
          ---------------------
accurate and complete list of all patents, pending patent applications, trademarks, service marks, pending trademark or service mark applications and trade names licensed to, assigned to, applied for or registered in the name of, the Representing Party, or which the Representing Party uses in its business, and all material copyright registrations or pending applications for copyright registrations of the Representing Party, or which the Representing Party uses in its business, including the nature (e.g., patent, trademark, etc.) of such
                                    ----
intellectual property, the application or registration number, the jurisdiction and the record owner (all such intellectual property which is or should have been listed on Part A of Schedule 3.1(m) being referred to as the "Listed
                                                                   ------
Intellectual Property").  Part B of Schedule 3.1(m) also sets forth all material
---------------------
licenses (other than licenses for "shrink wrapped" off-the-shelf software) to which the Representing Party is a party and that directly relate to the Listed Intellectual Property or any other material intellectual property rights (including inventions, drawings, mask works, trade secrets, customer lists, software, technical information, data, process technology, plans, blueprints, know-how and confidential information) currently used by the Representing Party or necessary to permit the Representing Party to conduct its business as now conducted (the Listed Intellectual Property and the other intellectual property rights are collectively called the "Material Intellectual Property"). Except as
                                    ------------------------------
set forth on Part C of Schedule 3.1(m):

          (i) no registration, patent or other governmental document relating to the Material Intellectual Property has lapsed, expired or been abandoned or canceled or is the subject of cancellation proceedings or otherwise held invalid or unenforceable with respect to the Material Intellectual Property;

          (ii) the Representing Party owns or possesses adequate and enforceable licenses, assignments, or other authorizations (free of Encumbrances other than Permitted Encumbrances and free of any obligation to make payment to any third party for the use thereof) to use all Material Intellectual Property;

          (iii) the Representing Party has not infringed on or misappropriated, and is not now infringing on or misappropriating, any intellectual property right belonging to any Person based on the operations of the Representing Party within the last three years, and no claim has been made or is pending or, to the knowledge of the Representing Party, threatened to the effect that any Material Intellectual Property is invalid, unenforceable or infringes on or misappropriates the rights of any other Person;

          (iv) to the Representing Party's knowledge, no Person is infringing upon, misappropriating or violating any of the Material Intellectual Property in any material respect;

          (v) the Representing Party has taken reasonable security measures to protect the secrecy, confidentiality and value of its and its customers' trade secrets, proprietary processes and formulae, inventions, know-how, customer lists and other confidential and proprietary information; and

          (vi) the Representing Party has not licensed or granted rights to any third party to use any of the Material Intellectual Property, other than to customers in the Ordinary Course of Business.

     (n)  Benefit Plans; ERISA Matters. The Representing Party has delivered
          ----------------------------
to the Relying Party correct and complete copies of all U.S. Employee Plans, Non-U.S. Employee Plans and related documents. Except as set forth in Schedule 3.1(n):

          (i) All U.S. Employee Plans have been operated and administered in all material respects in accordance with applicable law (including ERISA and the Code);

          (ii) neither the Representing Party nor any of its ERISA Affiliates has maintained, currently maintains, is obligated to make any contributions to, or has any liability with respect to, any U.S. Employee Plan;

          (iii) the Representing Party has delivered to the Relying Party correct and complete copies of all Employee Plans and related documents;

          (iv) neither the Representing Party nor any of its ERISA Affiliates, any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3 of ERISA respectively) with respect to a U.S. Employee Plan has breached the fiduciary rules of ERISA or engaged in a prohibited transaction which could subject the Representing Party or its ERISA Affiliates to any material tax or penalty imposed under
     Section 4975 of the Code or Section 502(i), (j) or (1) of ERISA;

          (v) all reporting and disclosure obligations imposed under ERISA and the Code have been satisfied in all material respects with respect to each U.S. Employee Plan;

          (vi) each U.S. Employee Plan which is a "group health plan" within the meaning of Section 5000 of the Code has been maintained in all material respects in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no tax payable on account of Section 4980B of the Code has been or would reasonably be expected to be incurred;

          (vii) each U.S. Employee Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 401(a) of the Code;

          (viii) the consummation of the transactions contemplated by this Agreement and the Recapitalization Agreement will not, either alone or in combination with a related event (x) entitle any current or former employee or officer of the Representing Party or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (y) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer;

          (ix) no benefit payable or which may become payable by the Representing Party or its ERISA Affiliates pursuant to any U.S. Employee Plan shall constitute an "excess parachute payment," within the meaning of
     Section 280G of the Code, which is or may be subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code;

          (x) no U.S. Employee Plan currently maintained by the Representing Party or its ERISA Affiliates is or was a "multiple employer plan" (within the meaning of Section 413 of the Code);

          (xi) neither the Representing Party nor any of its ERISA Affiliates is, or ever has been, obligated to contribute to any "multi-employer plan" (within the meaning of Section 3 of ERISA) or other plan subject to section 302 or Title IV of ERISA; and

          (xii)  other than as required under Section 601 et seq. of ERISA, no
                                                          ------
     U.S. Employee Plan provides benefits or coverage following retirement or termination of employment.

          (xiii) each Non-U.S. Employee Plan and any amendment to each such plan is, and has been, established, registered (where required), qualified, administered and invested, in all material respects in compliance with (a) the terms thereof, (b) all applicable laws and (c) any applicable collective agreement.

     (o)  Compliance with Laws. Except as set forth on Schedule 3.1(o):
          --------------------

          (i) the Representing Party is in material compliance with all applicable Laws (other than Environmental and Safety Requirements, which are covered by Section 3.1(q)) and has not received any notice of any alleged claim or threatened claim, violation of or liability under any such Law which has not heretofore been cured or for which there is no remaining liability;

          (ii) the Representing Party has all governmental permits, licenses, consents, approvals, franchises and other authorizations necessary for the conduct of its business as presently conducted ("Permits");
                                                      -------

          (iii) all of the Permits are valid, binding and in full force and effect;

          (iv) no loss or expiration of any such Permit is pending or reasonably foreseeable (as a consequence of consummating the transactions contemplated herein or otherwise) or to the knowledge of the Representing Party threatened; and

          (v) the Representing Party is in compliance with the material terms of such Permits.

     (p)  Labor Matters. Except as set forth on Schedule 3.1(p), the
          -------------
Representing Party is not a party to any collective bargaining agreement or any employment, consulting or similar agreement or any agreement, plan or arrangement for the employment of any employee or consultant that cannot be terminated on reasonable notice and without penalty, or any such agreement, plan or arrangement (written or oral) which provides benefits upon a change in control. Except as set forth on Schedule 3.1(p), there is no labor strike, work stoppage, unfair labor practice charge, grievance or other labor dispute pending or, to the best knowledge of the Representing Party, threatened against or with respect to the Representing Party. There is no existing union representation question respecting any employees of the Representing Party, nor to the best knowledge of the Representing Party are there any organizational efforts with respect to any employees of the Representing Party. The Representing Party has complied in all material respects with all applicable laws relating to employment and immigration in connection with the employment of its work force.

     (q)  Environmental and Safety Matters.
          --------------------------------

          (i) Except as set forth on Schedule 3.1(q) and except for such of the following as, individually or in the aggregate, do not constitute a Material Adverse Effect:

               (A) The Representing Party is and has been in compliance at all times with all applicable Environmental and Safety Requirements, and the Representing Party has received no notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under Environmental and Safety Requirements with respect to the past or present operations or properties of the Representing Party.

               (B) The Representing Party has obtained, and is and has been in compliance at all times with all terms and conditions of, all permits, licenses and other authorizations required pursuant to Environmental and Safety Requirements for the occupation of the properties of the Representing Party and the conduct of its operations.

               (C) None of the following exists at any property owned or occupied by the Representing Party in violation of Environmental and Safety Requirements: asbestos-containing material in any form or condition; polychlorinated biphenyl-containing materials or equipment; underground storage tanks; or any other toxic or hazardous material regulated by Environmental and Safety Requirements.

               (D) The transactions contemplated by this Agreement do not impose any obligations under Environmental and Safety Requirements for site investigation or cleanup or notification to or consent of any government agencies or third parties under Environmental and Safety Requirements.

               (E) No facts, events or conditions relating to the past or present properties or operations of the business of the Representing Party will (x) prevent, hinder or limit continued compliance by the Representing Party with Environmental and Safety Requirements, (y) give rise to any corrective, investigatory or remedial obligations on the part of the Representing Party pursuant to Environmental and Safety Requirements, or (z) give rise to any liabilities on the part of the Representing Party (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including without limitation those liabilities relating to onsite or offsite hazardous substance or contaminant releases, personal injury, property damage or natural resources damage.

               (F) The Representing Party has not assumed any liabilities or obligations of any third party under Environmental and Safety Requirements.

          (ii) The Representing Party has delivered or made available to the Relying Party true, complete and correct copies of all environmental reports, analyses, tests or monitoring in the possession of the Representing Party pertaining to any property operated in connection with the business of the Representing Party, and a list identifying all third party facilities known to the Representing Party at which contaminants generated in connection with its business have been transported, treated, stored, handled or disposed within the past five years.

     (r)  Tax Matters.
          -----------

          (i) Except as set forth in Schedule 3.1(r), the Representing Party has timely filed all Tax Returns required to be filed through the date hereof, and all such Tax Returns are true and complete in all material respects. The Representing Party has timely paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to the Representing Party for all periods prior to and including the date on which this warranty is given, whether or not shown on any Tax Return. No deficiencies for any Taxes have been proposed, asserted or assessed against the Representing Party by any taxing authority with respect to liabilities for Taxes, except such Taxes as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which the Representing Party is maintaining reserves to the extent currently required in all material respects adequate for their payment. With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, the Representing Party has no liability for Taxes other than that set forth on the Audited Balance Sheet or accrued subsequent to the date of the Audited Balance Sheet in the Ordinary Course of Business. The Representing Party has made all required estimated Tax payments for current periods sufficient in amount to avoid any underpayment interest or penalties.

          (ii) Except as set forth in Schedule 3.1(r), no Tax Return of the Representing Party has been or is currently being audited or assessed by the Internal Revenue Service, Revenue Canada or any other relevant taxing authority. There are no outstanding agreements, waivers or arrangements extending the time within which the Representing Party may file any Tax Return or the statutory period of limitation applicable to any claim for or the period for the collection or assessment of, any Taxes due from or with respect to the Representing Party for any taxable period. The Representing Party has previously made available to the Relying Party true and complete copies of all federal, state, provincial, local or foreign income or franchise Tax Returns filed by the Representing Party for the past five years. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any Canadian, state, province, local, or foreign law has been entered into by or with respect to the Representing Party for any Tax Period.

          (iii) Except as set forth on Schedule 3.1(r), no audit or other proceeding by any court or other governmental or regulatory authority is pending or, to the best knowledge of the Representing Party, threatened with respect to any Taxes due from or with respect to the Representing Party or any Tax Return filed by or with respect to the Representing Party, and there is no pending dispute or claim concerning any Tax Liability of the Representing Party nor, to the best knowledge of the Representing Party, is there any reasonable basis therefor.

          (iv) The Representing Party has not made and is not obligated to make any payment, nor is the Representing Party bound by any contract or other agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to any payment, that would not be deductible under Section 280G or 162(m) of the Code.

          (v) Schedule 3.1(r) contains a list of all jurisdictions (whether foreign or domestic) in which the Representing Party presently files Tax Returns. No claim has ever been made by an authority in a jurisdiction where the Representing Party does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (vi) The Representing Party has not entered into any transaction, taken any action, or permitted any circumstance to arise that could result in the application of section 160 of the Income Tax Act (Canada). There are no circumstances which exist and would result or which have existed and resulted in sections 80 through 80.04 of the Income Tax Act (Canada) applying to the Representing Party. Any expenses incurred by the Representing Party to which the provisions of section 78 of the Income Tax Act (Canada) could apply have been paid in full by the Representing Party.

          (vii) The Representing Party has withheld, collected and remitted all amounts required to be withheld, collected or remitted by it in respect of any Taxes, including any such Taxes in respect of payments made to employees or other persons.

          (viii) The Representing Party is not a party to any agreement or arrangement providing for the allocation or sharing of any liability for Taxes, payment of Taxes or Tax refunds or benefits.

     (s)  Transactions with Affiliates. Except as set forth in Part A of
          ----------------------------
Schedule 3.1(s) and except for employment arrangements entered into in the Ordinary Course of Business and which are disclosed on Schedule 3.1(i), (i) the Representing Party has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from or entered into or been subject to any management, consulting or similar agreement with, any Affiliate and (ii) the Representing Party is not party to an agreement pursuant to which it is obligated to do any of the foregoing. Except as set forth in Part B of Schedule 3.1(s), no Affiliate of the

Representing Party is indebted to the Representing Party for money borrowed or other loans or advances (except for advances of business expenses in the Ordinary Course of Business).

     (t)  Insurance. Schedule 3.1(t) contains an accurate and complete list and
          ---------
a brief description of all material insurance policies currently in effect which are presently owned or held by the Representing Party. As of the date of this Agreement, all premiums due have been paid and no notice of cancellation or termination or intent to cancel has been received by the Representing Party with respect to any such policy. To the knowledge of the Representing Party, the Representing Party is not in material default under any such insurance policies. The consummation of the transactions contemplated hereby will not violate any term of, conflict with or cause a change in status of any such insurance policy.

     (u)  Banking Facilities. Schedule 3.1(u) sets forth a true, correct and
          ------------------
complete list of:

          (i) each bank, savings and loan or similar financial institution in which the Representing Party has an account or safety deposit box or other arrangement, and any number or other identifying codes of such accounts, safety deposit boxes or other arrangements; and

          (ii) the names of all persons authorized to draw on each such account or have access to any such safety deposit facility or such other arrangement.

     (v)  Brokers. Except as provided in Section 9.1 or in the Documents, no
          -------
agent, broker, investment banker or other Person acting on behalf of the Representing Party or under the authority of the Representing Party is or will be entitled to any fee or commission or similar compensation (including any payments to employees of the Representing Party but excluding fees to attorneys and accountants) directly or indirectly from the Representing Party or SMTC Holdings in connection with any of the transactions contemplated hereby.

     (w)  Year 2000 Compliance. The Representing Party's internal systems have
          --------------------
been tested by the Representing Party (and such tests have revealed no deficiencies), to ensure (i) date and time entry recognition, calculations that accommodate same century and multi-century formulas and date values, leap year (including the year 2000) recognition and calculations, and date data interface values that reflect the century either explicitly or by unambiguous algorithms or inferencing rules; and (ii) that such systems correctly manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and do not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates, in each case provided that such systems are used in accordance with their associated documentation.

     (x)  NO ADDITIONAL REPRESENTATIONS.  THE REPRESENTING PARTY IS NOT MAKING
          -----------------------------
ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED,

OF ANY NATURE WHATSOEVER WITH RESPECT TO THE REPRESENTING PARTY, INCLUDING ANY OF THE ASSETS, PROPERTIES OR RIGHTS OF THE REPRESENTING PARTY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 3.1, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 3.1, THE CONDITION OF THE ASSETS, PROPERTIES AND RIGHTS OF THE REPRESENTING PARTY, SHALL BE "AS IS" AND "WHERE IS."

     3.2. Several Representations and Warranties of the Stockholders.
          ----------------------------------------------------------

     As an inducement to enter into this Agreement and the other Documents to which they are parties and to consummate the transactions contemplated hereby and thereby, each of the SMTC Stockholders (in such capacity, each a "Stockholder"), severally and not jointly, hereby represents and warrants to
 -----------
HTM, the HTM Stockholders and the Investor (in such capacity, collectively, a "Relying Party") as to the matters set forth in this Section 3.2.
 -------------

     As an inducement to enter into this Agreement and the other Documents to which they are parties and to consummate the transactions contemplated hereby and thereby, each of the HTM Stockholders (in such capacity, each a "Stockholder"), severally and not jointly, hereby represents and warrants to
 -----------
SMTC, the SMTC Stockholders and the Investor (in such capacity, collectively, a "Relying Party") as to the matters set forth in this Section 3.2.
 -------------

     (a)  Authority, Enforceability, No Violation, Etc. Such Stockholder has the
          ---------------------------------------------
full and absolute power to enter into each Document to which it is or will be a party and perform its other obligations under each such Document. The execution and delivery by such Stockholder of each Document to which it is or will be a party and the performance by such Stockholder of its obligations thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. Each Document to which such Stockholder is or will be a party has been, or upon its execution and delivery will be, duly and validly executed and delivered by such Stockholder and is, or upon its execution and delivery will be, a valid and binding obligation of such Stockholder, enforceable against such in accordance with its terms. Neither the execution or delivery by such Stockholder of any Document to which it is or will be a party, the consummation by such Stockholder of the transactions contemplated by the Documents nor the performance by such Stockholder of its obligations thereunder will (i) conflict with or result in a breach of any provision of such Stockholder's Charter or By-Laws (if applicable), (ii) violate any material law, statute, rule or regulation or judgment, order, writ, injunction or decree of any Governmental Authority, in each case applicable to such Stockholder or the Capital Stock owned by such Stockholder, or (iii) conflict with or result in a default or breach of any provision of any material contract or agreement to which the Stockholder is a party or by which the Capital Stock owned by such Stockholder may be bound and which would have a material adverse effect on such Stockholder's ability to perform its obligations under the Documents to which such Stockholder is or will be party. Assuming that no Representing Party has breached the representations set forth in Section 3.1(d) and no other Stockholder has breached the representation set forth in this sentence, no material filing with, and no material permit, authorization, consent or approval of, any Person is necessary on the part of the Stockholder for the consummation by the Stockholder of the transactions contemplated by the Documents.

     (b)  Ownership. Such Stockholder is the lawful owner, of record and
          ---------
beneficially, of the Capital Stock owned by such Stockholder (which are those shares of Capital Stock listed across from such Stockholder's name on Annex I or II, as applicable) and has good title to such Capital Stock, free and clear of any and all Encumbrances other than Encumbrances for taxes not yet due and payable and has no other interest in any securities of SMTC, SMTC Holdings or HTM.

     (c)  SMTC Holdings and SMTC Capital Stock. Such Stockholder understands
          ------------------------------------
that the securities of SMTC Holdings and the securities of SMTC, to be delivered in connection with the Reorganization (the "Shares") have not been registered
                                             ------
or qualified under the Securities Act of 1933, as amended (the "Securities
                                                                ----------
Act"), or qualified for distribution to the public under any state or provincial securities laws by reason of specified exemptions therefrom which depend upon, among other things, the representations and warranties, of such Stockholder set forth in this Section 3.2(c). Such Stockholder is able to bear the economic risk of holding the Shares for an indefinite period of time and is experienced and has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of acquiring the Shares. Such Stockholder acknowledges that all of the securities of SMTC Holdings and SMTC received hereunder will bear a legend to the effect that transfers are restricted unless (i) the transfer is exempt from the registration requirements under the Securities Act or the prospectus requirements under applicable Canadian provincial securities legislation and SMTC Holdings or SMTC receives an opinion of counsel satisfactory to it to that effect, or (ii) the transfer is made pursuant to an effective registration statement under the Securities Act or a prospectus filed under applicable Canadian provincial securities legislation qualifying the distribution of the Shares.

     (d)  Registration of SMTC Holdings and SMTC Capital Stock. Such Stockholder
          ----------------------------------------------------
understands that neither SMTC Holdings nor SMTC is under any obligation to effect a registration of the Shares under the Securities Act or to file a prospectus under applicable Canadian provincial securities legislation qualifying the distribution of the shares and that the obligation of SMTC Holdings to effect a registration of the Shares is limited as set forth in the SMTC Holdings Stockholders Agreement.

     (e)  Investment Intent. Such Stockholder is acquiring the Shares for such
          -----------------
Stockholder's own account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

     (f)  Accredited Investor. Such Stockholder is an Accredited Investor within
          -------------------
the definition set forth in Rule 501(a) of the Securities Act with respect to the Shares and is resident at the address set forth in Schedule 3.2(f).

     (g)  Access to Information. Such Stockholder has been provided access to
          ---------------------
such information and documents regarding HTM, SMTC and the other entities created or to be created to effect the Reorganization, as such Stockholder has requested and has been afforded an opportunity to ask questions of, and receive answers from, representatives of HTM and SMTC concerning the terms and conditions of this Agreement, the other Documents and the Shares. All such information, documents and answers have been consistent with the representations and warranties contained herein.

     (h)  Independent Investment Decision. Recognizing that each Stockholder,
          -------------------------------
officer and director of SMTC and HTM has his own distinct financial interest in the transactions contemplated by this Agreement: (i) each SMTC Stockholder hereby approves and ratifies the actions of each other SMTC Stockholder, the officers and directors of SMTC in the negotiation of this Agreement and the transactions contemplated hereby and confirms that he has made an independent investment decision to enter into this Agreement and (ii) each HTM Stockholder hereby approves and ratifies the actions of each other HTM Stockholder, the officers and directors of HTM in the negotiation of this Agreement and the transactions contemplated hereby and confirms that he has made an independent investment decision to enter into this Agreement.

     (i)  Brokers. Except as provided in the Documents, no agent, broker,
          -------
investment banker or other Person acting on behalf of such Stockholder or under the authority of such Stockholder is or will be entitled to any fee or commission directly or indirectly from HTM or SMTC in connection with any of the transactions contemplated hereby.

     (j)  Residency. Such SMTC Stockholder (other than Gary Walker) is a
          ---------
resident of Canada for purposes of the Income Tax Act (Canada). Such SMTC Stockholder (in the case of Gary Walker) is a resident of the United States for purposes of the Canada-United States Income Tax Convention.

     (k)  NO ADDITIONAL REPRESENTATIONS. SUCH STOCKHOLDER IS NOT MAKING ANY
          -----------------------------
REPRESENTATION OR WARRANTY, JOINT OR SEVERAL, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO ITSELF EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 3.2, OR WITH RESPECT TO ANY OTHER STOCKHOLDER OR SMTC OR HTM (INCLUDING AS TO ANY OF THE ASSETS, PROPERTIES OR RIGHTS OF SMTC OR HTM).

                                  ARTICLE IV

                                   COVENANTS

     4.1. Consummation of Recapitalization.
          --------------------------------

     SMTC and the SMTC Stockholders will authorize, execute and perform their duties and obligations under a recapitalization agreement (the "Recapitalization
                                                                ----------------
Agreement") substantially in the form of Exhibit 4.1, and not later than the
---------
consummation of the transaction described in Section 1.1(c) they shall take all actions necessary to consummate the transactions set forth therein.

     4.2. Waiver of Rights and Termination of Shareholder Agreements.
          ----------------------------------------------------------

     (a) By executing this Agreement, each SMTC Stockholder hereby (i) waives all rights and remedies that may arise under the provisions of the Unanimous Shareholder Agreement, dated as of May 11, 1995 among SMTC and the shareholders of SMTC party thereto (as amended, the "SMTC Shareholder Agreement") in
                                        --------------------------
connection with the execution of this Agreement and the Documents and the negotiations and consummation of the transactions contemplated hereby and thereby and (ii) agrees that the SMTC Shareholder Agreement shall terminate upon the Financing Closing and the provisions thereof shall be of no further force and effect from and after the Financing Closing.

     (b) By executing this Agreement, each HTM Stockholder hereby (i) waives all rights and remedies that may arise under the provisions of the Stockholders Agreement, dated as of June 8, 1998 among HTM, EMSIcon, the Existing Stockholders, the Subscribers and the Management Stockholders (all as defined therein) (as amended, the "HTM Shareholder Agreement") in connection with the
                           -------------------------
execution of this Agreement and the Documents and the negotiations and consummation of the transactions contemplated hereby and thereby and (ii) agrees that the HTM Shareholder Agreement shall terminate upon the Financing Closing and the provisions thereof shall be of no further force and effect from and after the Financing Closing.

     4.3. Termination of Certain Agreements.
          ----------------------------------

     Concurrently with the Financing Closing, each of the contracts and option plans listed on Schedule 4.3 shall be automatically terminated without any further action by the parties thereto or any further liability of any party thereunder.

     4.4. Access to Information.
          ---------------------

     From and after the date hereof until the earlier of (a) the Financing Closing Date and (b) the Termination Date, SMTC and HTM will afford to each other, their counsel and authorized representatives free and full access upon reasonable notice and during normal business hours (but without unreasonable interruption of either's business) to all of its facilities, management and books and records relating to their business (including Tax Returns filed and in preparation) as either HTM or SMTC may reasonably request.

     4.5. Operation of Business. From and after the date hereof until the
          ---------------------
Financing Closing, except as described in the Documents or as otherwise consented to in writing, SMTC Holdings, SMTC and HTM and each of their respective subsidiaries will:

     (a)  conduct their business only in the Ordinary Course of Business;

     (b) not dispose of any assets with a fair market value of $100,000 individually or $300,000 in the aggregate, except sales of inventories in the Ordinary Course of Business;

     (c) use commercially reasonable efforts to maintain their business, assets properties and rights in accordance with past custom and practice;

     (d) not reclassify, combine, split, subdivide, or pay or declare a dividend in respect of, or redeem or otherwise repurchase any capital stock or issue, sell, deliver, pledge or encumber any additional capital stock or other securities equivalent to or exchangeable for capital stock;

     (e) not acquire or agree to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock, partnership interests or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

     (f) not pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the Ordinary Course of Business;

     (g) not change the accounting methods or practices followed, including any change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except as may be required by changes in GAAP;

     (h)  not amend or modify in any way their respective Charters or By-Laws;
and

     (i) not make any election with respect to Taxes or settle any Tax liability without the consent of the other party.

     4.6. Efforts to Consummate; Cooperation.
          ----------------------------------

     (a) Subject to the terms and conditions of this Agreement, each party hereto shall use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable laws, regulations and ordinances in order to consummate the transactions contemplated hereby, including (i) obtaining all material permits, authorizations, consents and approvals of any Governmental Authority which are required for or in connection with the consummation of the transactions contemplated hereby and by the other Documents, (ii) taking any and all reasonable actions necessary to satisfy all of the conditions to the other party's obligations hereunder as set forth in Article V and (iii) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Financing Closing.

     (b) Each party hereby agrees to cooperate with each other in determining whether any filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions described in this Agreement and in the Recapitalization Agreement and in making or causing to be made any such filings promptly and in seeking to obtain any such consents in a timely manner.

     4.7. Non-Competition.
          ---------------

     In consideration of the benefits that each of them will realize upon consummation of the transactions contemplated by this Agreement (including direct or indirect receipt of substantial cash payments and/or equity ownership or beneficial ownership in SMTC Holdings in respect of his equity ownership of SMTC or HTM), each of Paul Walker, Gary Walker, Derrick D'Andrade, Philip Woodard and Edward A. Johnson hereby confirm and agree to be bound by the terms of the non-compete provisions of the Employment Agreement to which he will become a party at the Financing Closing. Each of the parties to such agreements intend that such agreements will be enforceable to the fullest extent permitted by law.

     4.8. Remittance of Withholding Tax and ITA Section 116 Certificate.
          -------------------------------------------------------------

     (a) SMTC shall withhold from the amount payable to Gary Walker on the Financing Closing Date pursuant to Section 1.6 an amount equal to 33 1/3% of the aggregate amount payable to Gary Walker, pursuant to subsection 116(5) of the Income Tax Act (Canada).

     (b) On or as soon as practicable after the Financing Closing Date SMTC shall remit to the Receiver General of Canada, out of the funds withheld pursuant to Section 4.8(a), an amount equal to 15% of the amount payable to Gary Walker pursuant to Article I, on account of SMTC's obligation under subsection 215(1) of the Income Tax Act (Canada) to withhold and remit tax in respect of the deemed dividend arising on redemption of Gary Walker's SMTC Class D Shares, and the amount remitted shall be credited as a payment to Gary Walker on account of the aggregate payment due to him pursuant to Article 1. SMTC shall consult with Gary Walker and his advisors with respect to the manner of such remittance so as to facilitate the timely issuance by Revenue Canada of the certificate referred to in Section 4.8(c). The balance of the funds withheld by SMTC pursuant to Section 4.8(a) (the "Remaining Funds") shall be (i) remitted
                                 ---------------
forthwith by SMTC to McMillan Binch in accordance with that certain escrow agreement of even date herewith between Gary Walker, SMTC and McMillan Binch; and (ii) held by McMillan Binch in trust pending the dispensation by McMillan Binch of such funds in accordance with the procedures set forth in such escrow agreement. The Remaining Funds so remitted to McMillan Binch shall be credited to SMTC as a payment to Gary Walker on account of the payment due to him pursuant to Section 1.6.

     (c) Forthwith after the Financing Closing, Gary Walker shall provide notice to Revenue Canada of the disposition of his SMTC Class D Shares in accordance with subsection 116(3) of the Income Tax Act (Canada) and shall obtain a certificate from Revenue Canada issued pursuant to subsection 116(4) of the Income Tax Act (Canada) (the "Certificate"). Upon delivery of a certified
                                  -----------
copy of such Certificate to McMillan Binch, McMillan Binch shall forthwith pay to Gary Walker the Remaining Funds (i.e., 33 1/3% of the redemption proceeds, less 15% of the redemption proceeds remitted as withholding tax). If a certified copy of the Certificate is not delivered to McMillan Binch before the day that is 28 days after the end of the month in which the Financing Closing occurs, McMillan Binch shall remit the Remaining Funds to the Receiver General of Canada on account of SMTC's liability under subsection 116(5) of the Income Tax Act (Canada) for tax on behalf of Gary Walker.

     4.9.   Stockholder Consent. By his execution of this Agreement, (a) each
            -------------------
SMTC Stockholder hereby grants his written consent to the adoption of the resolutions set forth on Exhibit 4.9(a) and (b) each HTM Stockholder grants his written consent to the adoption of the resolutions set forth on Exhibit 4.9(b).

     4.10.  Tax Reporting and Elections.
            ---------------------------

     (a) The parties hereto intend that the merger described in Section 1.8 qualify as a reorganization under the provisions of Section 368(a) of the Code and that the Investor's contribution to SMTC Holdings described in Section 1.2(b), together with certain acquisitions of SMTC Holdings stock by the parties hereto, qualify as a tax-free exchange within the meaning of Section 351 of the Code. The parties hereto agree to file all Tax Returns in a manner that is not inconsistent with such treatment.

     (b) On or before August 15, 1999, SMTC Holdings will file a Form 1128 with the Internal Revenue Service pursuant to which it requests to change in its tax year end to June 30.

     (c) In the time period established under the Income Tax Act (Canada), SMTC will make an election under Subsection 93(1) of the Income Tax Act (Canada) in respect of the disposition of the Class S shares contemplated by Section 1.1(d).

                                   ARTICLE V

                             CONDITIONS OF CLOSING

     5.1.  General Conditions.
           ------------------

     The respective obligations of each party to consummate the transactions contemplated by this Agreement and the other agreements, instruments, certificates and documents listed on Schedule 5.1 (together with this Agreement, each a "Document" and, collectively, the "Documents") are subject to the
        --------                          ---------
satisfaction at or prior to the Reorganization Closing Date of the following conditions, unless waived by each of HTM and SMTC:

     (a)   HSR Act. Any waiting period (and any extension thereof) applicable to
           -------
the consummation of the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated.

     (b)   Charter Documents. Charter documents for SMTC Holdings, ExchangeCo
           -----------------
and MergerSub shall have been filed and become effective in such forms as have been approved by HTM and SMTC.

     (c)   No Litigation or Legislation. There shall not be any statute, rule or
           ----------------------------
regulation that could reasonably be expected to have the effect of preventing, delaying or making the transactions contemplated by any of the Documents illegal or otherwise prohibited or any pending or threatened investigation, hearing, order, decree or judgment enjoining or seeking to enjoin the performance of any of the Documents or the transactions contemplated hereby or thereby or involving any challenge to, or seeking damages, or other relief in connection with such transactions.

     (d)   Funding. HTM and SMTC shall have received adequate assurances to
           -------
their reasonable satisfaction that the debt financing described in the letters attached hereto as Exhibit 5.1(d) will be available on the Financing Closing Date.

     5.2.  Conditions to Obligation of HTM, HTM Stockholders and the Investor.
           ------------------------------------------------------------------

     The obligation of HTM, each HTM Stockholder and the Investor to perform this Agreement is subject to the satisfaction at or prior to the Reorganization Closing Date of the following conditions, unless waived by HTM:

     (a)   Authorization. All corporate or other action necessary to authorize
           -------------
the execution, delivery and performance of this Agreement and the other Documents by SMTC and the SMTC Stockholders and the consummation of the transactions contemplated by this Agreement and the other Documents shall have been duly and validly taken by SMTC and the

SMTC Stockholders and SMTC and the SMTC Stockholders shall have full power and authority to enter into and consummate the transactions contemplated by this Agreement and the other Documents.

     (b)   Performance of Obligations of SMTC and SMTC Stockholders. SMTC and
           --------------------------------------------------------
each of the SMTC Stockholders shall have performed and complied in all material respects with all agreements and obligations and satisfied all conditions to be performed, complied with and satisfied by it under this Agreement and the other Documents prior to or at the Reorganization Closing, including, without limiting the generality of the foregoing, the completion by SMTC and the SMTC Stockholders of each of the transactions described in the Recapitalization Agreement. SMTC shall have supplied HTM with a certificate to such effect with respect to SMTC.

     (c)   Secretary Certificate. HTM shall have received a certificate, dated
           ---------------------
as of the Reorganization Closing Date, signed by the Secretary of SMTC and certifying as to:

           (i) the Charter, By-Laws, and incumbency of officers executing each of the Documents to which SMTC is a party; and

           (ii) resolutions of the Board of Directors of SMTC authorizing the execution, delivery and performance by SMTC of each of the Documents to which SMTC is a party.

     (d)   Representations and Warranties.
           ------------------------------

           (i) The representations and warranties of SMTC, in its capacity as a Representing Party, set forth in Section 3.1 shall be true and correct as of the date of this Agreement and except, in the case of such representations and warranties not qualified by materiality, for those failures which in the aggregate have not had and which could not reasonably be expected to have a Material Adverse Effect, as of the Reorganization Closing Date as though made on and as of the Reorganization Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be correct in all material respects on the date so specified) and HTM shall have received a certificate of the President of SMTC to such effect; and

           (ii) the representations and warranties of each SMTC Stockholder set forth in Section 3.2 shall be true and correct as of the date of this Agreement and as of the Reorganization Closing Date as though made on and as of the Reorganization Closing Date except, in the case of such representations and warranties not qualified by materiality, for those failures which could not reasonably be expected to have a Material Adverse Effect.

     (e)   Employment Agreements. SMTC Holdings shall have received duly
           ---------------------
executed employment agreements between SMTC Holdings and each of Edward A. Johnson, Paul Walker, Gary Walker, Derrick D'Andrade and Philip Woodard (the "Employment Agreements").
 ---------------------

     (f)   Option Agreements. SMTC Holdings shall have received duly executed
           -----------------
Option Agreements between SMTC Holdings and each holder of an option listed in
Schedule 1.9(a) to purchase HTM Capital Stock (the "Option Agreements").
                                                    -----------------

     (g)   Opinions of Counsel to SMTC. HTM and the Investor shall have received
           ---------------------------
opinions dated as of the Reorganization Closing Date from each of McMillan Binch, Canadian counsel to SMTC, and Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel to SMTC, in each case, in form and substance reasonably satisfactory to HTM and the Investor.

     (h)   No Material Adverse Change. Since the Audited Balance Sheet Date,
           --------------------------
there shall not have been any change which has resulted in a Material Adverse Effect with respect to SMTC and its subsidiaries and no event shall have occurred or circumstance exist that could reasonably be expected to result in such a Material Adverse Effect.

     (i)   Other Documents. Each of the SMTC Stockholders shall have duly
           ---------------
executed and delivered each of the Documents to which it is a party.

     (j)   Consents. SMTC shall have received all consents set forth on Schedule
           --------
3.1(c) of the SMTC Disclosure Schedules.

     5.3.  Conditions to Obligation of SMTC, SMTC Stockholders and the Investor.
           --------------------------------------------------------------------

     The obligation of SMTC, each SMTC Stockholder and the Investor to perform this Agreement is subject to the satisfaction at or prior to the Reorganization Closing Date of the following conditions, unless waived by SMTC:

     (a)   Authorization. All corporate or other action necessary to authorize
           -------------
the execution, delivery and performance of this Agreement and the other Documents by HTM and the HTM Stockholders and the consummation of the transactions contemplated by this Agreement and the other Documents shall have been duly and validly taken by HTM and the HTM Stockholders and HTM and the HTM Stockholders shall have full power and authority to enter into and consummate the transactions contemplated by this Agreement and the other Documents.

     (b)   Performance of Obligations of HTM. HTM and each of the HTM
           ---------------------------------
Stockholders shall have performed and complied in all material respects with all agreements and obligations and satisfied all conditions to be performed, complied with and satisfied by it under this

Agreement and the other Documents prior to or at the Reorganization Closing and shall have supplied SMTC with a certificate to such effect.

     (c)   Secretary Certificate. SMTC shall have received a certificate dated
           ---------------------
as of the Reorganization Closing Date, signed by the Secretary of HTM and certifying as to:

           (i) the Charter, By-Laws, and incumbency of officers executing each of the Documents to which HTM is a party; and

           (ii) the resolutions of the Board of Directors of HTM authorizing the execution, delivery and performance by HTM of each of the Documents to which HTM is a party.

     (d)   Representations and Warranties.
           ------------------------------

           (i) The representations and warranties of HTM, in its capacity as a Representing Party, set forth in Section 3.1 shall be true and correct as of the date of this Agreement and except, in the case of such representations and warranties not qualified by materiality, for those failures which in the aggregate have not had and which could not reasonably be expected to have a Material Adverse Effect, as of the Reorganization Closing Date as though made on and as of the Reorganization Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be correct in all material respects on the date so specified) and SMTC shall have received a certificate of the President of HTM to such effect; and

           (ii) the representations and warranties of each HTM Stockholder set forth in Section 3.2 shall be true and correct as of the date of this Agreement and as of the Reorganization Closing Date as though made on and as of the Reorganization Closing Date except, in the case of such representations and warranties not qualified by materiality, for those failures which could not reasonably be expected to have a Material Adverse Effect.

     (e)   Employment Agreements. SMTC Holdings shall have received duly
           ---------------------
executed employment agreements between SMTC Holdings and each of Edward A. Johnson, Paul Walker, Gary Walker, Derrick D'Andrade and Philip Woodard (the "Employment Agreements").
 ---------------------

     (f)   Option Agreements. SMTC Holdings shall have received duly executed
           -----------------
Option Agreements between SMTC Holdings and each holder of an option listed in
Schedule 1.9(a) to purchase HTM Capital Stock (the "Option Agreements").
                                                    -----------------

     (g)   Opinion of Counsel to HTM. SMTC, the SMTC Stockholders and the
           -------------------------
Investor shall have received an opinion dated the Reorganization Closing Date of Ropes & Gray, counsel to HTM, in form and substance reasonably acceptable to SMTC.

     (h)   No Material Adverse Change. Since the Audited Balance Sheet Date,
           --------------------------
there shall not have been any change which has resulted in a Material Adverse Effect with respect to HTM and its subsidiaries and no event shall have occurred or circumstance exist that could reasonably be expected to result in such a Material Adverse Effect.

     (i)   Other Documents. Each of the HTM Stockholders shall have duly
           ---------------
executed and delivered each of the Documents to which it is a party.

     (j)   Consents. HTM shall have received all consents set forth on Schedule
           --------
3.1(c) of the HTM Disclosure Schedules.

                                  ARTICLE VI

                                INDEMNIFICATION

     6.1.  Indemnification.
           ---------------

     (a) From and after the Financing Closing Date, SMTC Holdings shall indemnify and hold harmless, to the fullest extent permitted by law, subject to the limitations set forth in this Article VI, the SMTC Stockholders and their respective partners, officers, directors, employees and agents (collectively, the "SMTC Indemnitees") and the Investor and its respective partners, officers,
     ----------------
directors, employees and agents (collectively, the "Investor Indemnitees") from,
                                                    --------------------
against and in respect of any liability, loss, cost, damage, diminution of value, deficiency, demand, claim, suit, action or cause of action, fine, penalty, cost or expense, including the cost or expense of any and all investigations or proceedings, settlements, compromises, reasonable attorney's fees and expenses (being referred to herein as, "Losses") arising from, related
                                                 ------
to or in connection with any of the following:

           (i) any breach or default in performance prior to the Financing Closing Date by HTM of any covenant or agreement of HTM contained in this Agreement; or

           (ii) any breach of any representation or warranty made by HTM and/or any of its subsidiaries, in their capacity as a Representing Party, in this Agreement (as each such representation or warranty would read if all qualifications as to materiality and knowledge (including in the definition of Material Adverse Effect) were deleted therefrom).

     (b) From and after the Financing Closing Date, SMTC Holdings shall indemnify and hold harmless, to the fullest extent permitted by law and subject to the limitations set forth in this Article VI, the HTM Stockholders and their respective partners, officers, directors, employees and agents (collectively, the "HTM Indemnitees")
                                                              ---------------
and the Investor Indemnitees from, against and in respect of any Losses arising from, related to or in connection with any of the following:

          (i) any breach or default in performance by SMTC prior to the Financing Closing Date of any covenant or agreement of SMTC contained in this Agreement; or

          (ii) any breach of any representation or warranty made by SMTC and/or any of its subsidiaries, in their capacity as a Representing Party, in this Agreement (as each such representation or warranty would read if all qualifications as to materiality and knowledge (including in the definition of Material Adverse Effect) were deleted therefrom).

     (c) From and after the Financing Closing Date, each HTM Stockholder shall severally indemnify and hold harmless, to the fullest extent permitted by law, subject to the limitations set forth in this Article VI, the SMTC Indemnitees and the Investor Indemnitees from, against and in respect of Losses arising from, related to or in connection with any of the following:

          (i) any breach or default in performance by such HTM Stockholder of any covenant or agreement of such HTM Stockholder contained in this Agreement; or

          (ii) any breach of any representation or warranty made by such HTM Stockholder in this Agreement (as each such representation or warranty would read if all qualifications as to materiality and knowledge (including in the definition of Material Adverse Effect) were deleted therefrom).

     (d) From and after the Financing Closing Date, each SMTC Stockholder shall severally indemnify and hold harmless, to the fullest extent permitted by law, subject to the limitations set forth in this Article VI, the HTM Indemnitees and the Investor Indemnitees from, against and in respect of Losses arising from, related to or in connection with any of the following:

          (i) any breach or default in performance by such SMTC Stockholder prior to the Financing Closing Date of any covenant or agreement of such SMTC Stockholder contained in this Agreement; or

          (ii) any breach of any representation or warranty made by such SMTC Stockholder in this Agreement (as each such representation or warranty would read if all qualifications as to materiality and knowledge (including in the definition of Material Adverse Effect) were deleted therefrom).

     6.2.  Monetary Limitations.
           --------------------

     (a) Except as provided in Section 6.2(c) below, SMTC Holdings shall not have any obligation to indemnify any SMTC Indemnitee or Investor Indemnitee pursuant to Section 6.1(a)(ii) unless and until (and then only to the extent that) the aggregate of all individual Losses for which indemnity is not precluded by Section 6.4 incurred or sustained by the SMTC Indemnitees and the Investor Indemnitees in respect of Section 6.1(a)(ii) exceeds $1,000,000. The aggregate liability of SMTC Holdings to indemnify the SMTC Indemnitees and the Investor Indemnitees for Losses in respect of Section 6.1(a)(ii) shall in no event exceed $6,800,000.

     (b) Except as provided in Section 6.2(c) below, SMTC Holdings shall not have any obligation to indemnify any HTM Indemnitee or Investor Indemnitee pursuant to Section 6.1(b)(ii) unless and until (and then only to the extent that) the aggregate of all individual Losses for which indemnity is not precluded by Section 6.4 incurred or sustained by the HTM Indemnitees and the Investor Indemnitees in respect of Section 6.1(b)(ii) exceeds $1,000,000. The aggregate liability of SMTC Holdings to indemnify the HTM Indemnitees and the Investor Indemnitees for Losses in respect of Section 6.1(b)(ii) shall in no event exceed $15,400,000.

     (c) Notwithstanding the foregoing, (i) neither the minimum and maximum dollar limitations set forth in the first sentence of each of Section 6.2(a) and 6.2(b) nor the provisions of Section 6.4 shall apply to Losses arising from, related to or in connection with any claim with respect to the representations and warranties contained in the first sentence of Section 3.1(a)(Organization, etc.), the first sentence of Section 3.1(b)(Power and Authority) and all of
Section 3.1(f)(Capitalization) and (ii) the minimum and maximum dollar limitations set forth in the first sentence of each of Section 6.2(a) and 6.2(b) shall not apply to Losses arising from any claim with respect to the representations and warranties contained in Section 3.1(r)(Tax Matters).

     (d) Except as provided in Section 6.4 there shall be no minimum or maximum dollar limitations on the obligation of any HTM Stockholder to indemnify any SMTC Indemnitee or any Investor Indemnitee pursuant to Section 6.1(c)(ii).

     (e) Except as provided in Section 6.4 there shall be no minimum or maximum dollar limitations on the obligation of any SMTC Stockholder to indemnify any HTM Indemnitee or any Investor Indemnitee pursuant Section 6.1(d)(ii).

     6.3.  Calculation of Losses.
           ---------------------

     The amount of the Loss of an Indemnified Party as to which indemnification exists under this Agreement shall be calculated by taking into account (a) any Tax benefit actually realized by such Indemnified Party (as defined below), or such Indemnified Party's pro rata share of any Tax benefit actually realized by SMTC Holdings or any of its subsidiaries, in connection with or as a result of the occurrence of such Loss to the extent such Tax benefit exceeds the corresponding Tax costs incurred in connection with the indemnification proceeds, (b) any insurance proceeds actually received by such Indemnified Party or such Indemnified Party's pro rata share of any insurance proceeds actually realized by SMTC Holdings or any of its subsidiaries (and not applied by such Indemnified Party or SMTC Holdings, as applicable, on an equitable basis against any portion of a Loss that is not indemnified hereunder) and increased insurance costs incurred in connection with or as a direct result of the occurrence of such Loss and (c) if such Loss results from the diminution in value of such Indemnified Party's equity interest in SMTC Holdings, such Loss shall be calculated based on such Indemnified Party's fully diluted equity interest in SMTC Holdings at the later of the business day after the Financing Closing Date or the date such Loss is incurred.

     6.4.  Small Claims Threshold.
           ----------------------

     Except to the extent set forth in Section 6.2(c)(i), no SMTC Indemnitee, HTM Indemnitee or Investor Indemnitee shall be entitled to seek indemnification under Section 6.1(a)(ii) or Section 6.1(b)(ii) in respect of any Loss unless the amount of such Loss incurred by all Indemnitees, as the case may be, exceeds $10,000 (the "Minimal Amount"). If a Loss exceeds the Minimal Amount, the SMTC
              --------------
Indemnitees, HTM Indemnitees or Investor Indemnitees, as the case may be, shall be entitled to seek indemnification, subject to the other limitations in this
Article VI, for the full amount of such Loss. Notwithstanding the foregoing, any SMTC Indemnitee, HTM Indemnitee or Investor Indemnitee shall be entitled to seek indemnification under Section 6.1(a)(ii) or Section 6.1(b)(ii) in respect of an individual Loss which does not exceed $10,000 if the claim in respect of such Loss is one of more than one claim based on the same or a related set of facts, circumstances or occurrences, or the same or a series of related transactions giving rise to an indemnification claim and such claims taken together involve a Loss in excess of $10,000.

     6.5.  Satisfaction of Claims.
           ----------------------

     (a)   (i)  In the case of a claim by any individual Indemnified Party under
Section 6.1(a) or 6.1(b) in respect of a Non-Corporate Loss, SMTC Holdings shall satisfy such claim by issuing or, if applicable, granting to such Indemnified Party and each Non-Breaching Stockholder in respect of such claim the number of Class A Equivalent Shares and Class L Equivalent Shares determined in accordance with the formulae described below.

           (ii) In the case of one or more claims by one or more Indemnified Parties under Section 6.1(a) or 6.1(b) in respect of any individual Corporate Loss, SMTC Holdings shall satisfy such claim by issuing or, if applicable, granting to each such Indemnified Party in respect of such claim(s) and each Non-Breaching Stockholder in respect of such claim(s) the number of Class A Equivalent Shares and Class L Equivalent Shares determined in accordance with the formulae described below.

          (iii) The Class A Equivalent Shares and Class L Equivalent Shares issued and granted pursuant to this Section 6.5 shall be of like kind and character as the securities of SMTC Holdings or its subsidiaries in respect of which such issuance is made. For example, a holder of Class A-2 Shares would receive additional Class A-2 Shares; a holder of Class A-2 Equivalent Shares would receive additional Class A-2 Equivalent Shares and each option to acquire Class A-1 Shares would be adjusted to provide that the holder thereof would receive additional Class A-1 Shares upon the exercise of such option for the same aggregate exercise price (such additional shares being vested and unvested in the same proportions as the shares subject to such option).

     (b)  Definitions.  As used in this Section 6.5, the following capitalized
          -----------
terms shall have the following meanings:

     "Class A Equivalent Shares" shall mean as to any outstanding Class A
      -------------------------
Shares, such number of Class A Shares, and as to any outstanding evidence of indebtedness, shares of stock or other securities which are directly or indirectly convertible into or exchangeable or exercisable for Class A Shares (excluding Class A Shares issuable upon conversion of Class L Equivalent Shares), the maximum number of Class A Shares for which or into which such securities may be exercised, exchanged or converted.

     "Class L Equivalent Shares" shall mean as to any outstanding shares of
      -------------------------
Class L Common Stock, such number of Class L Shares, and as to any outstanding evidence of indebtedness, shares of stock or other securities which are directly or indirectly convertible into or exchangeable or exercisable for Class L Shares, including without limitation Canadian Shares, the maximum number of Class L Shares for which or into which such securities may be exercised, exchanged or converted.

     "Equivalent Shares" shall mean as to any outstanding Class A Shares, such
      -----------------
number of Class A Shares, and as to any outstanding evidence of indebtedness, shares of stock or other securities which are directly or indirectly convertible into or exchangeable or exercisable for Class A Shares, the maximum number of Class A Shares for which or into which such securities may be exercised, exchanged or converted, including Class A Shares issuable upon conversion of Class L Equivalent Shares, assuming such conversion is effected at the Initial Conversion Factor.

     "Corporate Loss" shall mean a Loss suffered by the Company or any of its
      --------------
subsidiaries.

     "Initial Conversion Factor" shall mean 82 Class A Equivalent Shares for
      -------------------------
each Class L Equivalent Share.

     "Non-Breaching Stockholder" shall mean, with respect to any claim(s) for
      -------------------------
indemnification by one or more Indemnified Party(s) under Section 6.1(a) or
Section 6.1(b), each Stockholder in respect of its Equivalent Shares, except (i) Equivalent Shares beneficially owned immediately after the Financing Closing by any Indemnified Party and (ii) subject to the provisions of clause (d) below, Equivalent Shares beneficially owned immediately after the Financing Closing by each Indemnifying Party in respect of such claim.

     "Non-Corporate Loss" shall mean a Loss which is not a Corporate Loss.
      ------------------

     "Breaching Stockholder" shall mean, with respect to each claim for
      ---------------------
indemnification by an Indemnified Party under Section 6.1(a) or Section 6.1(b), each Indemnifying Party in respect of such claim to the extent of the number of Equivalent Shares beneficially owned by such Indemnifying Party immediately after the Financing Closing.

Shares Prior to Issuance

Indemnified Parties' Shares

ISA  =    the aggregate number of Class A Equivalent Shares owned by Indemnified
          Parties immediately after the Financing Closing

ISL  =    the aggregate number of Class L Equivalent Shares owned by Indemnified
          Parties immediately after the Financing Closing

ISE  =    the aggregate number of Equivalent Shares owned by Indemnified Parties immediately after the Financing Closing calculated using the Initial Conversion Factor

Breaching Stockholders' Shares

BSA  =    the aggregate number of Class A Equivalent Shares owned by Breaching
          Stockholders immediately after the Financing Closing

BSL  =    the aggregate number of Class L Equivalent Shares owned by Breaching
          Stockholders immediately after the Financing Closing

BSE  =    the aggregate number of Equivalent Shares owned by Breaching
          Stockholders immediately after the Financing Closing calculated using the Initial Conversion Factor

Non-Breaching Stockholders' Shares

NSA  =    the aggregate number of Class A Equivalent Shares owned by Non-
          Breaching Stockholders immediately before the issuance in question

NSL  =    the aggregate number of Class L Equivalent Shares owned by Non-
          Breaching Stockholders immediately before the issuance in question

NSE  =    the aggregate number of Equivalent Shares owned by Breaching
          Stockholders immediately before the issuance in question calculated using the Initial Conversion Factor

Total Shares

TSA  =    ISA + BSA + NSA

TSL  =    ISL + BSL + NSL

TSE  =    ISE + BSE + NSE

Amount of Loss

L    =    that portion of the Loss for which indemnification is provided under this Article VI

CL   =    with respect to a Loss that results from a Corporate Loss:

          L * [TSE / ISE]

FORMULAE

Indemnified Parties' Percentage

I%   =    IV / TV

     where

     Indemnified Party's Value

     IV   =    (a)  with respect to a Loss that results from a Corporate Loss:

                    [ISA * 2.00] + [ISL * 162.00]


               (b)  with respect to a Loss that does not result from a Corporate
                    Loss:

                    [ISA * 2.00] + [ISL * 162.00] + L

     Total Value

     TV   =    (a)  with respect to a Loss that results from a Corporate Loss:

                    [TSA * 2.00] + [TSL * 162.00] - CL

               (b)  with respect to a Loss that does not result from a Corporate
                    Loss:

                    [TSA * 2.00] + [TSL * 162.00]

Non-Breaching Stockholders' Percentage

NB%  =    NSE / TSE

Breaching Stockholders' Percentage

B%   =    100 - [I% + NB%]

Post-Adjustment Equivalent Shares

TSE' =    BSE / B%

Aggregate Post-Adjustment Indemnified Parties' Shares

ISE' =    TSE' * I%

ISA' =    ISE' * [ISA / ISE]

ISL' =    [ISE' - ISA'] / 82

Aggregate Post-Adjustment Non-Breaching Stockholders Shares

NSE' =    TSE' * N%

NSA' =    NSE' * [NSA / NSE]

NSL' =    [NSE' - NSA'] / 82

Aggregate Post-Adjustment Breaching Stockholders Shares

BSA' =    BSA

BSL' =    BSL

Class A Equivalent Shares to be issued and granted pursuant to this Section 6.5 to Indemnified Parties:

ISAI =    ISA' - ISA

Class L Equivalent Shares to be issued and granted pursuant to this Section 6.5 to Indemnified Parties:

ISLI =    ISL' - ISL

Class A Equivalent Shares to be issued and granted pursuant to this Section 6.5 to Non-Breaching Stockholders:

NSAI =    NSA' - NSA

Class L Equivalent Shares to be issued and granted pursuant to this Section 6.5 to Non-Breaching Stockholders:

NSLI =    NSL' - NSL

     (c)  Cash Payments. Notwithstanding the foregoing provisions of this
          -------------
Section 6.5, (i) SMTC Holdings shall have no obligation to satisfy any claim for indemnity under Section 6.1(a) if and to the extent that the applicable Indemnifying Parties shall have satisfied such claim by making one or more cash payments to the applicable Indemnified Parties in the amount of the portion of the Loss for which they are required to provide indemnification under this
Article VI in respect of such claim and (ii) SMTC Holdings shall have no obligation to satisfy any claim for indemnity under Section 6.1(b) if and to the extent that the applicable Indemnifying Parties shall have satisfied such claim by making one or more cash payments to the applicable Indemnified Parties in the amount of the portion of the Loss for which they are required to provide indemnification under this Article VI in respect of such claim. Any cash payment(s) made by an Indemnifying Party under this clause (d) shall be made to all Indemnified Parties who have made a claim in respect of the same or similar set of facts in proportion to the respective Losses of such Indemnified Parties. Any Indemnifying Party in respect of any Loss for which indemnification is provided under this Article VI shall be deemed to be a Non-Breaching Stockholder for purposes of this Section 6.5 to the extent such Indemnifying Party has made cash payments to Indemnified Parties in an amount equal to its pro rata portion of such Loss.

     (d) All claims under Sections 6.1(c) and 6.1(d) shall be satisfied in cash.

     (e) Any issuance of Class A Equivalent Shares, issuance of Class L Equivalent Shares or cash payment in satisfaction of a claim under Section 6.1 shall be treated as a purchase price adjustment.

     6.6. Nature and Survival; Time Limits.
          --------------------------------

     (a) Regardless of any investigation made at any time by or on behalf of any party hereto or of any information any party may have in respect thereof, all representations and warranties made herein or pursuant hereto or in connection with the transactions contemplated by the Documents shall survive the Reorganization Closing and the Financing Closing and continue in effect until 60 days after delivery of SMTC Holdings's audited consolidated financial statements for the first full fiscal year following the Financing Closing, except for (i) representations and warranties contained in Section 3.1(a) (Organization etc.),
Section 3.1(b) (Power and Authority), Section 3.1(d) (No Violations), Section 3.1(f) (Capitalization), Section 3.2(a) (Authority etc.) and Section 3.2(b) (Ownership), which shall continue in full force and effect indefinitely, (ii) representations and warranties in Section 3.1(r) (Tax Matters) which shall survive the Reorganization Closing and the Financing Closing and continue in effect until 90 days after the expiry of the applicable statute of limitations and (iii) representations and warranties contained in Section 3.1(q) (Environmental and Safety Matters) which shall survive the Reorganization Closing and the Financing Closing and continue in effect until the second anniversary of the Financing Closing. Any claim for indemnification pursuant to this Article VI as a result of any breach of representation or warranty must be made within the period of time during which such representation or warranty survives the Reorganization Closing and the Financing Closing pursuant to this
Section 6.6(a). Any claim described in the preceding sentence made within the applicable time period (and, to the extent of such claim, any representation or warranty upon which such claim is based) shall survive thereafter until such claim is finally resolved. For purposes of this Article VI (except to the extent otherwise set forth in Section 6.8), any claim for indemnification shall be duly made by giving written notice of such claim to the Indemnifying Party.

     (b) Except to the extent otherwise set forth herein, the covenants and agreements of the parties set forth in this Agreement shall survive indefinitely.

     6.7. Limitation on Remedies.
          ----------------------

     After the Financing Closing Date, the indemnification provided in this
Article VI, subject to the limitations set forth in this Agreement, shall be the exclusive remedy available to any Indemnified Party for any breach of any representation, warranty or covenant to be performed prior to the Financing Closing Date, including without limitation any remedies under Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

     6.8. Third Party Claims.
          ------------------

     Promptly after the receipt by any party entitled to indemnification (the "Indemnified Party") pursuant to this Article VI of notice of the commencement
 -----------------
of any action against such Indemnified Party by a third party, such Indemnified Party shall, if a claim with respect thereto is to be made against SMTC Holdings, any HTM Stockholder or any SMTC Stockholder hereunder (the "Indemnifying Party") pursuant to this Article VI, give such
                ------------------
Indemnifying Party written notice thereof in reasonable detail in light of the circumstances then known to such Indemnified Party. The failure to give such notice shall not relieve any Indemnifying Party from any obligation hereunder except where, and then solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have the right to defend such claim, at such Indemnifying Party's expense and with counsel of its choice reasonably satisfactory to the Indemnified Party, provided that the Indemnifying Party conducts the defense of such claim actively and diligently. If the Indemnifying Party assumes the defense of such claim, the Indemnified Party agrees to reasonably cooperate in such defense so long as the Indemnified Party is not materially prejudiced thereby. So long as the Indemnifying Party is conducting the defense of such claim actively and diligently, the Indemnified Party may retain separate co-counsel at its sole cost and expense and may participate in the defense of such claim, and neither any Indemnifying Party nor any Indemnified Party will consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of the other, which consent will not be unreasonably withheld. In the event the Indemnifying Party does not or ceases to conduct the defense of such claim actively and diligently, (x) the Indemnified Party may defend against, and consent to the entry of any judgement or enter into any settlement with respect to, such claim in any manner it may reasonably deem to be appropriate, (y) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such claim, including attorney's fees and expenses and (z) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer as a result of such claim to the full extent provided in this Article VI.

     6.9. Non-Circularity.
          ---------------

     (a) Each SMTC Stockholder hereby agrees that it will not make any claim for indemnification against SMTC Holdings or any of its subsidiaries by reason of the fact that he was a controlling person, director, officer, employee, agent or other representative of SMTC or was serving as such for another Person at the request of SMTC (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to any statute, Charter, By-law, Contractual Obligation or otherwise) with respect to any claim brought by the SMTC Stockholders, the Investor or SMTC relating to this Agreement or any of the transactions contemplated hereby or by the Documents.

     (b) Each HTM Stockholder hereby agrees that it will not make any claim for indemnification against SMTC Holdings or any of its subsidiaries by reason of the fact that he was a controlling person, director, officer, employee, agent or other representative of HTM or was serving as such for another Person at the request of HTM (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to any statute, Charter, By-law, Contractual Obligation or otherwise) with respect to any claim brought by the HTM

Stockholders, the Investor or HTM relating to this Agreement or any of the transactions contemplated hereby or by the Documents.

     6.10.  Beneficiaries.
            -------------

     (a) The provisions of Sections 6.1(a) and 6.1(c) are intended to be for the benefit of and may be enforced by, each SMTC Indemnitee, each Investor Indemnitee, their heirs and their representatives, successors and assigns.

     (b) The provisions of Sections 6.1(b) and 6.1(d) are intended to be for the benefit of, and will be enforced by, each HTM Indemnitee, each Investor Indemnitee, their heirs and their representatives, successors and assigns.

                                  ARTICLE VII

                                  TERMINATION

     7.1.   Right of Termination.
            --------------------

     This Agreement may be terminated at any time prior to the Financing
Closing:

     (a)    by the mutual written consent of HTM and SMTC;

     (b) by SMTC in writing, without liability to the terminating party on account of such termination (except as otherwise provided in Section 7.2), if the Financing Closing shall not have occurred within two business days following the Reorganization Closing Date;

     (c) by either HTM or SMTC in writing, without liability to the terminating party on account of such termination (except as otherwise provided in Section 7.2), if the Reorganization Closing shall not have occurred on or before August 31, 1999 (the "Termination Date"); or
                             ----------------

     (d) by either HTM or SMTC if (i) the conditions to such party's obligations shall have become impossible to satisfy on or before the Termination Date (after giving effect to any potential actions the non-terminating party may propose to take to cure such failure of condition after reasonable notice form the party proposing to terminate this Agreement), provided that no party shall be entitled to terminate this Agreement pursuant to this clause (d) if the reason for such impossibility is due to a breach by the party proposing to terminate this Agreement or (ii) any permanent injunction or other order of a Governmental Authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable.

     7.2.  Effect of Termination.
           ---------------------

     Termination of this Agreement pursuant to Section 7.1 shall terminate all obligations of the parties hereunder, except for the obligations under Section 9.1, provided that nothing herein shall relieve any party from liability for breach hereof or of any other Document prior to termination.

                                 ARTICLE VIII

                                  DEFINITIONS

     8.1.  Interpretive Provisions; Certain Definitions.
           --------------------------------------------

     (a) The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean those sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and subsection headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires.

     (b) Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18th is March 18th, and one month following March 31 is May 1.

     (c) For purposes of this Agreement, any payment obligation payable at the Reorganization Closing or the Financing Closing which is denominated in any currency other than United States Dollars shall be [to be determined how Lehman will actually convert].

     8.2.  Definitions.
           -----------

     "Affiliate" shall mean, with respect to any specified Person, (i) any other
      ---------
Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise), (ii) any Person who is or has been within two years prior to the time in question an officer, director or direct or indirect beneficial holder of at least 5% of any class of the outstanding capital stock or other evidence of beneficial interest of such specified Person and the Members of the Immediate Family of each such officer, director or holder (and, if such specified Person is a natural person, of such specified Person)and
(iii) each Person of which such specified Person or an Affiliate (as defined in clauses (i) or (ii) above) thereof shall, directly or indirectly, beneficially own at least 5% of any class of outstanding capital stock or other evidence of beneficial interest at such time.

     "Agreement" shall have the meaning set forth in the Preamble.
      ---------

     "Audited Balance Sheet" shall have the meaning set forth in Section
      ---------------------
3.1(g)(i).

     "Audited Balance Sheet Date" shall mean August 31, 1998, in the case of
      --------------------------
SMTC, and December 31, 1998 in the case of HTM.

     "Audited Financial Statements" shall have the meaning set forth in Section
      ----------------------------
3.1(g)(i).

     "By-Laws" shall mean, with respect to any corporation or other entity,
      -------
those instruments that, among other things, govern its internal affairs, in each case as amended, supplemented, or restated.

     "Capital Stock" shall mean the issued and outstanding capital stock of HTM
      -------------
or SMTC on the date hereof, as applicable.

     "Charter" shall mean, with respect to any corporation or entity, those
      -------
instruments that, among other things, (i) define its existence, as filed or recorded with the applicable Governmental Authority (as hereinafter defined), including such corporation's articles or certificate of incorporation, organization, association, amalgamation, continuance or amendment and (ii) otherwise govern its internal affairs, in each case as amended, supplemented, or restated.

     "Class A-1 Shares", "Class A-2 Shares", "Class L Shares", "Class N Shares",
      ----------------    ----------------    --------------    --------------
"Class S Shares" shall mean the shares of such respective classes, each with par
 --------------
value equal to $.001 per share, of the capital stock of SMTC Holdings.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Consolidated Pro Forma EBITDA" shall mean, for any Person for any period,
      -----------------------------
the consolidated net income of such Person and its subsidiaries for such period determined in accordance with GAAP, plus the following to the extent deducted in calculating such consolidated net income: (1) income tax expense, (2) consolidated interest expense, (3) fees and expenses paid to non-employee stockholders pursuant to a service agreement, (4) non-recurring fees and expenses in connection with the recapitalization of HTM, (5) depreciation expense, (6) amortization of intangibles and (7) other non-cash charges reducing consolidated net income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation) and less, to the extent added in calculating consolidated net income, non-cash items increasing consolidated net income for such period.

     "Credit Agreement" shall mean the Credit Agreement, dated as of July 28,
      ----------------
1999, among HTM, SMTC Holdings, SMTC, Lehman Brothers, Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent and General Administrative Agent, Bank of Nova Scotia, as Canadian Administrative Agent, General Electric Capital Corporation, as Documentation Agent, and the Lenders from time to time party thereto.

     "Dissenting Shares" shall have the meaning set forth in Section 1.12.
      -----------------

     "Document(s)" shall have the meaning set forth in Section 5.1.
      -----------

     "Effective Time" shall mean the time that the merger described in Section
      --------------
1.8 has been filed with the Delaware Secretary of State and become effective.

     "Employment Agreements" shall have the meaning set forth in Section 5.2(e).
      ---------------------

     "Employee Plan" shall mean any "employee benefit plan" (as that term is
      -------------
defined in Section 3 of ERISA), as well as any other plan, program or arrangement involving direct and indirect compensation, whether covering a single individual or a group of individuals, or any employment, severance or other similar agreement with any employee or former employee, under which the Representing Party or any of its ERISA Affiliates has or may have any present or future obligations or liability on behalf of its directors, employees or former employees, contractual employees or their dependents or beneficiaries.

     "Encumbrance(s)" shall mean and include any security interest, mortgage,
      --------------
lien, pledge, charge, easement, reservation, restriction, right of way, servitude, option, right of first refusal, right of first offer, community property interest, restriction of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

     "Environmental and Safety Requirements" shall mean all federal, state,
      -------------------------------------
provincial, municipal and local statutes, regulations, common law and similar provisions having force or effect of law, including all required orders, permits, licenses and approvals, with respect to environmental, public health and safety, occupational health and safety, product liability and transportation matters, including without limitation those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, control or cleanup of any contaminant, waste, hazardous materials, or substances, chemical substances or mixtures, pesticides, toxic compounds or materials, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

     "Equity Incentive Plan" shall have the meaning set forth in Section 1.9.
      ---------------------

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" with respect to any Representing Party shall mean any
      ---------------
entity that is a member of a "controlled group of corporations" with, or is under "common control" with, the Representing Party as defined in Section 414(b) or (c) of the Code.

     "ExchangeCo" shall mean SMTC Nova Scotia Company, a Nova Scotia unlimited
      ----------
liability company.

     "Financial Statements" shall have the meaning set forth in Section
      --------------------
3.1(g)(i).

     "Financing Closing" and "Financing Closing Date" shall have the respective
      -----------------       ----------------------
meanings set forth in Section 2.2.

     "GAAP" shall mean (i) in the case of HTM and its subsidiaries, generally
      ----
accepted accounting principles in the United States and (ii) in the case of SMTC and its subsidiaries, generally accepted accounting principles as recognized by the Canadian Institute of Chartered Accountants.

     "Governmental Authority" shall mean any federal, state, provincial,
      ----------------------
municipal, local or foreign government, authority, instrumentality, department commission, board, bureau, agency or court.

     "HTM" shall have the meaning set forth in the Preamble.
      ---

     "HTM Common" and "HTM Capital Stock" shall have the meanings set forth in
      ----------       -----------------
Section 3.1(f)(ii).

     "HTM Disclosure Schedules" shall have the meaning set forth in Section 3.1.
      ------------------------

     "HTM Indemnitees" shall have the meaning set forth in Section 6.1(b).
      ---------------

     "HTM Stockholder(s)" shall have the meaning set forth in the Preamble.
      ------------------

     "Indebtedness" shall mean, for any Person, all obligations of such Person
      ------------
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business),
(iv) under capital leases or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "Indemnified Party" and "Indemnifying Party" shall have the meanings set
      -----------------       ------------------
forth in Section 6.8.

     "Interim Balance Sheet" shall have the meaning set forth in Section
      ---------------------
3.1(g)(i).

     "Interim Balance Sheet Date" shall mean March 28, 1999, in the case of
      --------------------------
SMTC, and March 31, 1999 in the case of HTM.

     "Interim Financial Statements" shall have the meaning set forth in Section
      ----------------------------
3.1(g)(i).

     "Investor" shall mean EMSIcon, solely in its capacity as a purchaser of
      --------
shares of SMTC Holdings pursuant to Section 1.1(b), and not in its capacity as an HTM Stockholder.

     "Investor Indemnitee" shall have the meaning set forth in Section 6.1(a).
      -------------------

     "Issued HTM Stock", "Issued SMTC Holdings Stock", and "Issued SMTC Stock"
      ----------------    --------------------------        -----------------
shall have the respective meanings set forth in Section 3.1(g).

     "KEGL" shall mean Kilmer Electronics Group Limited, an Ontario corporation.
      ----

     "Laws" shall mean laws, statutes, rules, regulations, standards,
      ----
ordinances, codes, resolutions, promulgations, decrees, judgments and orders of any Governmental Authority and licenses, franchises, permits and similar rights granted under any of the foregoing, and any similar provisions having the force and effect of law.

     "Leased Real Property" shall have the meaning set forth in Section
      --------------------
3.1(k)(ii).

     "Leases" shall have the meaning set forth in Section 3.1(k)(ii).
      ------

     "Listed Intellectual Property" shall have the meaning set forth in Section
      ----------------------------
3.1(m).

     "Loss" shall have the meaning set forth in Section 6.1(a).
      ----

     "Material Adverse Effect" shall mean, with respect to any Person, any
      -----------------------
condition or circumstance that could reasonably be expected to result in a material adverse effect on either (i) the business, assets, operations or financial condition of such Person or (ii) the ability of such Person to consummate the transactions contemplated hereby and by the other Documents.

     "Material Contract(s)" shall have the meaning set forth in Section 3.1(i).
      --------------------

     "Material Intellectual Property" shall have the meaning set forth in
      ------------------------------
Section 3.1(m).

     "Member(s) of the Immediate Family" shall mean, with respect to any
      ---------------------------------
specified Person, each spouse, parent, aunt, uncle, brother, sister or child of such Person, each spouse and each child of any of the aforementioned Persons, each trust created in whole or in part for the benefit of one or more of the aforementioned Persons and each custodian or guardian of any property of one or more of the aforementioned Persons.

     "Merger Agreement" shall mean the Merger Agreement between MergerSub, HTM
      ----------------
and SMTC Holdings in the form attached hereto as Exhibit 1.8.

     "Minimal Amount" shall have the meaning set forth in Section 6.4.
      --------------

     "Non-U.S. Employee Plan" shall mean an Employee Plan that has been adopted
      ----------------------
or maintained by a Representing Party, whether formally or informally, primarily for the benefit of employees who are not citizens of the United States.

     "Option Agreements" shall have the meaning set forth in Section 1.9(a).
      -----------------

     "Ordinary Course of Business" shall mean in the ordinary course of business
      ---------------------------
and consistent with past custom and practice including with respect to quantity, frequency and timing.

     "Permits" shall have the meaning set forth in Section 3.1(o)(ii).
      -------

     "Permitted Encumbrances" shall mean (i) Encumbrances for current taxes not
      ----------------------
yet due and payable, (ii) Encumbrances securing taxes, assessments, governmental charges or levies or the Encumbrances of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, (iii) minor Encumbrances of a character which are not reasonably expected to have a Material Adverse Effect on the Representing Party, (iv) Encumbrances securing Permitted Indebtedness listed on Schedule 3.1(i) or (v) Encumbrances securing Indebtedness incurred in connection with the Agreement.

     "Permitted Indebtedness" shall mean, with respect to a Representing Party,
      ----------------------
Indebtedness listed on Schedule 3.1(i) of such Representing Party's Disclosure Schedules.

     "Person" shall mean any individual, corporation, limited liability company,
      ------
unlimited liability company, association, partnership, joint venture or other entity or organization or Governmental Authority.

     "Recapitalization" shall have the meaning set forth in the Recitals.
      ----------------

     "Recapitalization Agreement" shall have the meaning set forth in Section
      --------------------------
4.1.

     "Redemption" shall have the meaning set forth in the Recitals.
      ----------

     "Relying Party" shall have the meanings set forth in Section 3.1 and
      -------------
Section 3.2 as appropriate.

     "Reorganization" shall have the meaning set forth in the Recitals.
      --------------

     "Reorganization Closing" and "Reorganization Closing Date" shall have the
      ----------------------       ---------------------------
respective meanings set forth in Section 2.1.

     "Representing Party" shall have the meaning set forth in Section 3.1.
      ------------------

     "Schedule" shall have the meaning set forth in Section 3.1.
      --------

     "Securities Act" shall have the meaning set forth in Section 3.2(c).
      --------------

     "Shares" shall have the meaning set forth in Section 3.2(c).
      ------

     "SMTC" shall have the meaning set forth in the Preamble.
      ----

     "SMTC Common Shares," "SMTC Class A Shares," "SMTC Class B Shares," "SMTC
      ------------------    -------------------    -------------------    ----
Class C Shares," "SMTC Class D Shares," "SMTC Class E Shares" and "SMTC Common
--------------    -------------------    -------------------       -----------
Stock" shall each have the meaning set forth in Section 3.1(f)(i).
-----

     "SMTC Class D Non-Voting Shares", "SMTC Class E Non-Voting Shares", "SMTC
      ------------------------------    ------------------------------    ----
Class V Voting Shares" and "SMTC Class C Preferred Shares" shall mean the shares
---------------------       -----------------------------
of such respective classes of the capital stock of SMTC to be issued pursuant to the Recapitalization Agreement.

     "SMTC Disclosure Schedules" shall have the meaning set forth in Section
      -------------------------
3.1.

     "SMTC Holdings" shall have the meaning set forth in the Preamble.
      -------------

     "SMTC Holdings Common Stock" shall have the meaning set forth in
      --------------------------
Section 3.1(f)(i)(C).

     "SMTC Indemnitees" shall have the meaning set forth in Section 6.1(a).
      ----------------

     "SMTC Shareholder Agreement" shall have the meaning set forth in Section
      --------------------------
4.1.

     "SMTC Stockholder(s)" shall have the meaning set forth in the Preamble.
      -------------------

     "SMTC/HTM Combination" shall have the meaning set forth in the Recitals.
      --------------------

     "SMTC Subsidiaries" shall have the meaning set forth in Section 1.4(c).
      -----------------

     "Tax" shall mean any United States or Canadian federal, state, provincial,
      ---
local or any other foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (pursuant to Section 59A of the Code or otherwise), custom duties, capital stock, franchise, employee's income withholding, foreign withholding, social security (or its equivalent), unemployment, disability, real property, personal property, sales, use, transfer, value added, registration, capital, employment, employer health, goods and services, land transfer, Canada Pension Plan, alternative or add-on minimum, estimated or other tax or government charge, including any interest, penalties or additions to tax or government charge in respect of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other person in respect of the foregoing.

     "Tax Liability" shall mean any liability (whether known or unknown, whether
      -------------
absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) with respect to Taxes.

     "Tax Return" shall mean any return, declaration, report, claim for refund,
      ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Termination Date" shall have the meaning set forth in Section 7.1(b).
      ----------------

     "U.S. Employee Plan" shall mean an Employee Plan that has been adopted or
      ------------------
maintained by a Representing Party, whether formally or informally, primarily for the benefit of employees who are citizens of the United States.

     "Warrant Agreements" shall have the meaning set forth in Section 1.9(b).
      ------------------

                                  ARTICLE IX

                                 MISCELLANEOUS

     9.1. Expenses.
          --------

     If the transactions contemplated by this Agreement and the other Documents are not consummated, each party shall bear its own costs and expenses (including all legal, accounting and auditing fees and expenses) incurred in connection with negotiation of this Agreement and the other Documents. If the transactions contemplated by this Agreement and the other Documents are consummated, SMTC Holdings, or its subsidiaries, shall bear (a) all legal, accounting and auditing fees and expenses in connection with the negotiation of this Agreement and the other Documents and consummation of the transactions contemplated hereby and thereby, (b) all costs and expenses, including all legal fees and expenses, incurred in connection with each of the Documents and the transactions contemplated hereby and thereby by the Investor, (c) all costs and expenses, including all legal, accounting and auditing fees and expenses, incurred by any party hereto in connection with the financing for the transactions contemplated by this Agreement and the Documents (including all auditing and other accounting matters). All other expenses incurred by the HTM Stockholders or the SMTC Stockholders (including the fees and expenses of Buis & Co. and J.C. Bradford) shall be borne by such Stockholders and all other expenses incurred by HTM or SMTC in connection with such transactions shall be borne by the HTM Stockholders or the SMTC Stockholders, as applicable.

     9.2. Entire Agreement; Amendment.
          ---------------------------

     (a) This Agreement, the other Documents and the Exhibits and Schedules attached hereto and thereto, contain the entire agreement among the parties and their respective Affiliates with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect thereto.

     (b) This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by HTM, SMTC, the Investor and, in the case of any such amendment which would have the effect of (i) decreasing the consideration receivable by any SMTC Stockholder or (ii) adversely affecting the obligations of any SMTC Stockholder under Section 6.1(c), each such SMTC Stockholder.

     9.3. Severability.
          ------------

     It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invaliding the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     9.4. Public Announcement.
          -------------------

     The parties will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby, and no party will issue any such press release or any such public statement prior to such consultation and the agreement of the other parties, except as may be required by law.

     9.5. Notices.
          -------

     All notices or other communications which are required hereunder or otherwise delivered in connection herewith shall be in writing and shall be deemed to have been duly given if delivered personally or if sent by nationally-recognized overnight courier, by facsimile, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to SMTC, to:

               The Surface Mount Technology Centre Inc.
               625 Hood Road
               Markham, Ontario L3R 4N6
               CANADA
               Attention: Paul Walker
               Facsimile: (905) 479-9686
               Telephone: (905) 479-1810

          with a copy to:

               Gordon H. Hall
               7030 Woodbine Avenue
               Markham, Ontario L3R 6G2
               CANADA
               Facsimile: (905) 940-2967
               Telephone: (905) 940-1581
          and to:

               McMillan Binch
               Suite 3800
               South Tower
               Royal Bank Plaza
               Toronto, Ontario M5J 2J7
               CANADA
               Attention: Ted Scott
               Facsimile: (416) 865-7048
               Telephone: (416) 865-7183

          if to HTM, to:

               Hi-Tech Manufacturing
               12520 Grant Drive
               Thornton, CO 80241
               Attention: President
               Facsimile: (303) 280-2947
               Telephone: (303) 280-9001

          in each case with a copy to:

               Bain Capital II, Inc.
               1 Embarcadero, Suite 2260
               San Francisco, CA  94111
               Attention: David Dominik
                          Prescott Ashe
               Facsimile: (415) 627-1333
               Telephone: (415) 627-1330

               and

               Celerity Partners
               11111 Santa Monica Boulevard
               Suite 1127
               Los Angeles, CA 90025
               Attention: Stephen E. Adamson
               Facsimile: (310) 268-1712
               Telephone: (310) 268-1710
               and

               Celerity Partners
               3000 Sand Hill Road
               Building 4, Suite 230
               Menlo Park, CA 94025
               Attention: Mark R. Benham
               Facsimile: (650) 233-2779
               Telephone: (650) 233-8250

               and

               Ropes & Gray
               One International Place
               Boston, MA 02110
               Attention: Alfred O. Rose
               Facsimile: (617) 951-7050
               Telephone: (617) 951-7372

          and, if to any SMTC Stockholder or HTM Stockholder, to such Stockholder at the most recent address set forth for such Stockholder in the stock records of HTM, SMTC (or, after the Financing Closing, SMTC Holdings)

or to such other address as any party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of delivery, (b) in the case of a nationally-recognized overnight courier, day after sent, (c) in the case of facsimile transmission, when received and (d) in the case of mailing, on the fifth business day following that on which the piece of mail containing such communication is posted.

     9.6. Counterparts.
          ------------

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

     9.7. Governing Law.
          -------------

     THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER

THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAWS OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

     EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

     9.8. Consent to Jurisdiction and Service of Process.
          ----------------------------------------------

     (a)  EACH OF THE PARTIES HEREBY:

          (i) FOR THE PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF AND BROUGHT BY ANY OTHER PARTY, IRREVOCABLY SUBMITS TO THE JURISDICTION OF (A) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR (B) SOLELY TO THE EXTENT THAT THE ABOVE REFERENCED COURTS LACK SUBJECT MATTER JURISDICTION IN RESPECT OF ANY SUCH ACTION OR PROCEEDING, THE COURTS OF THE STATE OF DELAWARE LOCATED IN SUCH DISTRICT;

          (ii) WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION OR PROCEEDING, ANY CLAIM THAT (A) TO THE EXTENT SUCH PARTY HAS SUBMITTED TO THE JURISDICTION OF SUCH COURT PURSUANT TO CLAUSE (i) ABOVE, IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OR SUCH COURTS, (B) THE ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THE VENUE OF THE ACTION OR PROCEEDING IS IMPROPER; AND

          (iii) AGREES THAT, NOTWITHSTANDING ANY RIGHT OR PRIVILEGE IT MAY POSSESS AT ANY TIME, SUCH PARTY AND ITS PROPERTY ARE AND SHALL BE GENERALLY SUBJECT TO SUIT ON ACCOUNT OF THE OBLIGATIONS ASSUMED BY IT HEREUNDER.

     (b) EACH PARTY AGREES THAT SERVICE IN PERSON OR BY CERTIFIED OR REGISTERED U.S. OR CANADIAN MAIL TO ITS ADDRESS SET FORTH IN SECTION 9.5 SHALL CONSTITUTE VALID IN PERSONAM SERVICE UPON SUCH
      -----------

PARTY AND ITS SUCCESSORS AND ASSIGNS IN ANY ACTION OR PROCEEDING WITH RESPECT TO ANY MATTER AS TO WHICH IT HAS SUBMITTED TO JURISDICTION HEREUNDER.

     (c) EACH PARTY HEREBY ACKNOWLEDGES THAT THIS IS A COMMERCIAL TRANSACTION, THAT THE FOREGOING PROVISIONS FOR CONSENT TO JURISDICTION AND SERVICE OF PROCESS HAVE BEEN READ, UNDERSTOOD AND VOLUNTARILY AGREED TO BY EACH PARTY AND THAT BY AGREEING TO SUCH PROVISIONS EACH PARTY IS WAIVING IMPORTANT LEGAL RIGHTS.

     9.9. Binding Agreement; Benefits of Agreement.
          ----------------------------------------

     (a) Upon execution by any party, this Agreement shall become a valid and binding obligation of such party notwithstanding the failure of any HTM Stockholder or SMTC Stockholder to execute this Agreement.

     (b) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by SMTC or the SMTC Stockholders without the consent of HTM or by HTM or the HTM Stockholders without the consent of SMTC; provided, however, that HTM and SMTC may transfer
                             --------  -------
part of its rights and obligations hereunder to Persons who provide financing in connection with the transactions contemplated by this Agreement and the other Documents; provided, further, however, that no such transfer shall relieve HTM
           --------  -------
or SMTC of any obligations hereunder or thereunder.

                                                         SMTC/HTM Reorganization
                                                            and Merger Agreement
                                                                   July 26, 1999

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the authorized representatives of each of the parties hereto as of the date first above written.


HTM:                          HTM Holdings, Inc.


                              By /s/ Edward A. Johnson
                                 _____________________________
                                  Name:  Edward A. Johnson
                                  Title: President


SMTC:                         The Surface Mount
                              Technology Centre Inc.


                              By /s/ Paul Walker
                                 _____________________________
                                  Name:  Paul Walker
                                  Title: President


SMTC HOLDINGS:                SMTC Corporation


                              By /s/ Paul Walker
                                 _____________________________
                                  Name:  Paul Walker
                                  Title: President


INVESTOR:                     EMSIcon Investments, LLC


                              By /s/ Stephen Adamson
                                 _____________________________
                                  Name:  Stephen E. Adamson
                                  Title: Authorized Person

                                                         SMTC/HTM Reorganization
                                                            and Merger Agreement
                                                                   July 26, 1999

SMTC STOCKHOLDERS:            P.N. Walker Consulting Inc.


                              By /s/ Paul Walker
                                 ------------------------------
                                  Name:  Paul Walker
                                  Title:  President


                                 /s/ Gary Walker
                                 ------------------------------
                                     Gary Walker


                              Nichal Inc.


                              By /s/ Derek D'Andrade
                                 ------------------------------
                                  Name: Derrick D'Andrade
                                  Title:  President


                                 /s/ Philip Woodard
                                 ------------------------------
                                     Philip Woodard


                              Kilmer Electronics Group, Limited


                              By /s/ Michael Griffiths
                                 ------------------------------
                                  Name:  Michael A. Griffiths
                                  Title: Secretary, Treasurer


HTM STOCKHOLDERS:             Emsicon Investments, LLC


                              By /s/ Stephen Adamson
                                 ------------------------------
                                  Name:  Stephen E. Adamson
                                  Title: Authorized Person

                                                         SMTC/HTM Reorganization
                                                            and Merger Agreement
                                                                   July 26, 1999

                                 /s/ James Holmes
                                 ________________________________
                                     James Holmes


                              J&E Enterprises, LLC


                              By
                                 ________________________________
                                  Name:
                                  Title:


                              Allen & Company, Incorporated


                              By /s/ Robert H. Cosgriff
                                 ________________________________
                                  Name:  Robert H. Cosgriff
                                  Title: Managing Director


                              Allen Value Partners, L.P.


                              By /s/ Philip Scaturro
                                 ________________________________
                                  Name:  Philip Scaturro
                                  Title: Authorized Signatory


                              Allen Value Limited


                              By /s/ Philip Scaturro
                                 ________________________________
                                  Name:  Philip Scaturro
                                  Title: Authorized Signatory


                                 /s/ Edward A. Johnson
                                 ________________________________
                                     Edward A. Johnson

                                                         SMTC/HTM Reorganization
                                                            and Merger Agreement
                                                                   July 26, 1999
                                  /s/ James Laurion
                              ________________________________
                                     James Laurion


                              J&L Investments, LLC

                              By: EMSIcon Investments, LLC, its
                                  Managing Member


                              By /s/ Stephen E. Adamson
                                 _________________________________
                                  Name:  Stephen E. Adamson
                                  Title:   Authorized Person


HTM WARRANTHOLDERS:           BCIP Trust Associates II, L.P.

                              By: Bain Capital, Inc.,
                                  its Managing Partner


                              By /s/ David Dominik
                                 ________________________________
                                  Name:  David Dominik
                                  Title: Managing Director


                              Bain Capital V Mezzanine Fund, L.P.
                              BCM Capital Partners, L.P.

                              By: Bain Capital V Mezzanine Partners, L.P.,
                                  its General Partner

                              By: Bain Capital Investors V, Inc.,
                                  its General Partner


                              By /s/ David Dominik
                                 ________________________________
                                  Name:  David Dominik
                                  Title: Managing Director

                                                         SMTC/HTM Reorganization
                                                            and Merger Agreement
                                                                   July 26, 1999

                              Sankaty High Yield Asset Partners, L.P.


                              By /s/ David Dominik
                                 ________________________________
                                  Name:  David Dominik
                                  Title: Managing Director

List of Exhibits and Schedules to Reorganization and Merger Agreement (Exhibit 2.1)

We agree to furnish supplementally a copy of any omitted schedule to the Commission upon request.

Annex            Document
-----            --------
I         Owners of SMTC Capital Stock
II        Owners of HTM Capital Stock
Schedule  Document
--------  --------
1.1(c)    Purchase of SMTC Holdings Class A-2 Shares
1.1(d)    Purchase of ExchangeCo Common Shares
1.1(e)    Purchase of SMTC Common Shares
1.1(f)    Purchase for Cancellation of SMTC Class V Voting Shares
1.2(a)    Purchase of SMTC Holdings Class A-2 and Class N Shares
1.2(b)    Purchase of SMTC Holdings Class A-1 and Class L Shares
1.2(c)    Purchase of Additional ExchangeCo Common Shares
1.2(d)    Kilmer Electronics Group Limited Sale of SMTC Class C Preferred Shares
1.3(a)    SMTC Borrowings Under Credit Agreement
1.3(b)    Purchase for Cancellation of SMTC Shares
1.4(a)    HTM Borrowings Under Credit Agreement
1.4(b)    Amount of HTM Loan to SMTC Holdings
1.4(d)    Repayment of Intercompany debt to SMTC
1.5(a)    Purchase of Additional ExchangeCo Shares
1.5(b)    Purchase of SMTC Shares by ExchangeCo
1.6       Purchase for Cancellation of SMTC Shares
1.7       Exchange of Classes of SMTC Common Stock
1.8(b)    Purchase of SMTC Holdings Class N Shares
1.9(a)    Option Conversion
1.9(b)    Warrant Conversion
3.1(c)    Consents and Approvals
3.1(d)    No Violations
3.1(e)    Equity Investments
3.1(f)    Capitalization
3.1(g)    Financial Statements
          Annex A - Financial Statements
          Annex B - Consolidated Pro Forma EBITDA
3.1(h)    Absence of Changes
3.1(i)    Agreements
3.1(j)    Litigation
3.1(k)    Real Property
3.1(m)    Intellectual Property
3.1(n)    Benefit Plans; ERISA Matters
3.1(o)    Compliance with Laws

Annex            Document
-----            --------
3.1(p)    Labor Matters
3.1(q)    Environmental and Safety Matters
3.1(r)    Tax Matters
3.1(s)    Transactions with Affiliates
3.1(t)    Insurance
3.1(u)    Banking Facilities
3.2(f)    Accredited Investor
4.3       Contracts to be terminated at Closing
5.1       Documents


Exhibit   Document
-------   --------
1.1(b)    Amended and Restated Charter of SMTC Holdings
1.8        Form of Merger Agreement
1.9(a)    Form of SMTC (HTM) 1998 Equity Incentive Plan
4.1        Form of Recapitalization Agreement
4.9(a)    SMTC Stockholders Consent
4.9(b)    HTM Stockholders Consent
5.1(d)    Funding Assurances

                                      -2-

                                       70